UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No. ___ )

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ASGN Incorporated

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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4400 Cox Road, Suite 110
Glen Allen, Virginia 23060

April 22, 2022

Dear Fellow Stockholder:

On behalf of your Board of Directors and management, you are cordially invited to attend the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of ASGN Incorporated (the “Company” or “ASGN”), at which you will be asked to vote upon:

1.	the election of Brian J. Callaghan, Theodore S. Hanson, Maria R. Hawthorne and Edwin A. Sheridan, IV, as directors for three-year terms to expire at our 2025 Annual Meeting of Stockholders;
2.	an advisory vote to approve the Company's named executive officer compensation for the year ended December 31, 2021;
3.	the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2022; and
4.	such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

The Annual Meeting will be held on Thursday, June 16, 2022, at 9:00 a.m. Eastern Daylight Time. The Annual Meeting will be held as a virtual meeting of stockholders, to be conducted exclusively online via live webcast. We believe that this virtual format prioritizes the health and well-being of our stockholders, directors and officers considering the continued public health concerns related to the coronavirus (COVID-19) pandemic.

You will be able to participate in the Annual Meeting, submit questions during the Annual Meeting, and vote your shares electronically during the meeting by visiting www.meetnow.global/MYJ7H5F. Because the Annual Meeting is being conducted electronically, you will not be able to attend the meeting in person. Details regarding how to participate in the live webcast of the Annual Meeting and the business to be conducted at the meeting are provided in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement, which you are urged to read carefully.

Please promptly vote your shares by telephone, using the Internet, or by signing and returning your proxy in the enclosed envelope.

Your vote is important no matter how many shares you own. In order to ensure that your shares will be represented at the Annual Meeting, please vote your shares using one of the voting instruments available to you.

We thank you for your continued interest in ASGN and look forward to seeing you at the Annual Meeting.

Sincerely,
/s/ Theodore S. Hanson
Theodore S. Hanson
Chief Executive Officer

4400 Cox Road, Suite 110
Glen Allen, Virginia 23060

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
to be held on Thursday, June 16, 2022

The 2022 Annual Meeting of Stockholders of ASGN Incorporated (the "Company" or "ASGN") will be held virtually and exclusively online via live webcast on Thursday, June 16, 2022, at 9:00 a.m. Eastern Daylight Time, for the purpose of considering and voting upon:

1.	the election of Brian J. Callaghan, Theodore S. Hanson, Maria R. Hawthorne and Edwin A. Sheridan, IV, as directors for three-year terms to expire at our 2025 Annual Meeting of Stockholders;
2.	an advisory vote to approve the Company's named executive officer compensation for the year ended December 31, 2021;
3.	the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2022; and
4.	such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this notice. The expenses of printing proxy materials, including expenses involved in forwarding materials to beneficial owners of stock, will be paid by ASGN Incorporated. Only stockholders of record at the close of business on April 18, 2022 are entitled to notice of, and to vote at, the Annual Meeting.

All stockholders are cordially invited to attend the live webcast of the Annual Meeting by visiting www.meetnow.global/MYJ7H5F. To participate in and vote at the Annual Meeting, stockholders will need the unique 15-digit control number (printed in the box marked by the arrow) in their Notice of Internet Availability of Proxy Materials or proxy card (if you request a printed copy of the proxy materials). However, to ensure your representation at the Annual Meeting, you may access your proxy card by going to www.envisionreports.com/ASGN, entering the information requested on your computer screen and following the simple instructions, or by calling (in the United States, U.S. territories, and Canada) toll free 1-800-652-VOTE (8683) on a touchtone telephone and following the simple instructions provided by the recorded message. The instructions for voting can be found with your proxy card, on the Notice, and on the website listed in the Notice. If you received or requested a printed version of the proxy card, you may also vote by mail. Any stockholder of record attending the Annual Meeting may vote during the Annual Meeting even if the stockholder has previously returned a proxy card. If you hold your shares in “street name,” you must obtain a proxy in your name from your bank, broker or other holder of record in order to vote by ballot at the Annual Meeting.

By Order of the Board,
/s/ Jennifer Hankes Painter
Jennifer Hankes Painter
Secretary
April 22, 2022

2022 PROXY STATEMENT
TABLE OF CONTENTS

General Information about the Annual Meeting and Voting	1	Grants of Plan-Based Awards	40
Proposal One – Election of Directors	5	Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table	41
Approval of Proposal One	5	Outstanding Equity Awards at Fiscal Year End	42
Independent Directors and Material Proceedings	11	Option Exercises and Stock Vested	44
Role of the Board	11	Non-Qualified Deferred Compensation	44
Board Leadership Structure	11	Payments Upon Termination or Change in Control	45
Board Committees and Meetings	11	Equity Compensation Plan Information	47
Risk Oversight	14	CEO Pay Ratio	49
Meetings	15
Attendance of Directors at 2021 Annual Meeting of Stockholders	15	Proposal Two – Advisory Vote on Executive Compensation	50
Director Compensation	15	Vote Required	50
ESG at ASGN	16	Board Recommendation	50
Director and Executive Officer Stock Ownership Guidelines	18
Director and Executive Officer Hedging and Pledging Transactions Policy	18	Proposal Three – Ratification of Appointment of Independent Registered Public Accounting Firm	51
Communicating with the Board	18	Principal Accountant Fees and Services	51
Ethics	19	Vote Required	51
Compensation Committee Interlocks and Insider Participation	19	Board Recommendation	51

Security Ownership of Certain Beneficial Owners and Management	20	Report of the Audit Committee	52
Ownership of More than Five Percent of the Common Stock of ASGN	20	Certain Relationships and Related Party Transactions	53
Ownership of Directors and Management of ASGN	21	Other Matters	53
		Where You Can Find Additional Information	53
Executive Compensation Discussion and Analysis	24	Incorporation by Reference	53
Compensation Committee Chair Letter	24	Proposals by Stockholders	54
Executive Summary	25	Miscellaneous	54
Compensation Philosophy	28	Annex A – Reconciliation of Performance Target	A-1
Compensation Committee Report	38
Summary Compensation Table	39

ASGN Incorporated
4400 Cox Road, Suite 110
Glen Allen, Virginia 23060

PROXY STATEMENT

For the Annual Meeting of Stockholders to be Held on

Thursday, June 16, 2022

ASGN Incorporated (the “Company,” “ASGN,” “we,” “our,” or “us”) is providing these proxy materials in connection with the solicitation by the Board of Directors (the “Board”) of ASGN of proxies to be voted at our 2022 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, June 16, 2022 at 9:00 a.m. Eastern Daylight Time, or at any adjournment or postponement thereof. A Notice of Internet Availability of Proxy Materials (the “Notice”) will be mailed to each stockholder entitled to vote at the Annual Meeting commencing on or about April 22, 2022.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

The following questions and answers address some questions you may have regarding the matters to be voted upon at the Annual Meeting. These questions and answers may not address all questions that may be important to you as an ASGN stockholder. Please refer to the more detailed information contained elsewhere in this Proxy Statement and the documents referred to or incorporated by reference in this Proxy Statement.

Who is soliciting my vote?

The Board of ASGN is soliciting your vote at the 2022 Annual Meeting of Stockholders for the following matters:

Proposal 1: the election of Brian J. Callaghan, Theodore S. Hanson, Maria R. Hawthorne and Edwin A. Sheridan, IV as directors for three-year terms to expire at our 2025 Annual Meeting of Stockholders;

Proposal 2: an advisory vote to approve the Company's named executive officer compensation for the year ended December 31, 2021; and

Proposal 3: the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2022.

If any such other matters properly come before the Annual Meeting or any adjournments or postponements thereof, the persons named as proxies shall vote the shares represented thereby in their discretion.

What is included in the proxy materials?

Proxy materials include this Proxy Statement for the Annual Meeting and the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 (the “Annual Report”) filed with the Securities and Exchange Commission (the “SEC”) on March 1, 2022. The Company will provide without charge to each person solicited hereunder, upon the written request of any such person, a copy of the Annual Report, including the financial statements and the financial statement schedules thereto. This Proxy Statement and our Annual Report are available free of charge on our website at www.asgn.com. Information on our website is not and should not be considered part of, nor is it incorporated by reference into, this Proxy Statement.

Who may vote at the Annual Meeting?

The Board has set April 18, 2022 as the record date for the Annual Meeting. If you were the owner of shares of ASGN common stock at the close of business on April 18, 2022, you may vote at the Annual Meeting. You are entitled to one vote for each share of common stock you held on the record date, including shares held directly in your name with our transfer agent as a “holder of record” and shares held for you in an account with a broker, bank or other nominee (shares held in “street name”).

Delivery of Proxy Materials: What is Notice and Access?

In accordance with the e-proxy rules of the SEC, we will mail a Notice to our stockholders of record, and brokers, bank and other nominees (collectively, “nominees”) who hold shares on behalf of beneficial owners (also called “street name holders”) on or about April 22, 2022. The Notice describes the matters to be considered at the Annual Meeting and how the stockholders can access the proxy materials online. It also provides instructions on how those stockholders can vote their shares. If you received the Notice, you will not receive a print version of the proxy materials unless you request one. If you would like to receive a print version of the proxy materials, free of charge, please follow the instructions on the Notice. If you hold your shares in street name, you may request paper copies of the Proxy Statement and proxy card from your nominee by following the instructions on the notice your nominee provides you.

A list of stockholders entitled to vote at the Annual Meeting will be open to the examination of any stockholder, for any purpose germane to the Annual Meeting for a period of 10 days before the Annual Meeting. To arrange review of the list of stockholders, please contact Investor Relations at (818) 878-7900. The list will also be available during the virtual Annual Meeting through the meeting website for stockholders who choose to attend.

How do you attend the virtual Annual Meeting, vote and ask questions during the virtual Annual Meeting, and access the list of stockholders?

To attend the Annual Meeting, you must be a stockholder of record as of the Record Date. To participate in and vote at the Annual Meeting, stockholders will need the unique 15-digit control number (printed in the box marked by the arrow) in their Notice of Internet Availability of Proxy Materials or proxy card (if you request a printed copy of the proxy materials).

Stockholders may vote, submit questions, and access the list of stockholders entitled to vote during the Annual Meeting by following the instructions available on the website above during the Annual Meeting.

How many shares must be present to hold the meeting?

A majority of ASGN’s outstanding shares of common stock as of the record date must be present or represented by proxy at the Annual Meeting in order to hold the meeting and conduct business. This is called a quorum. Abstentions and broker non-votes will be counted for purposes of establishing a quorum at the meeting. On March 31, 2022, there were 51,337,263 shares of ASGN common stock outstanding.

How many votes are required to approve each item?

Election of directors (Proposal 1) - Directors shall be elected by the affirmative vote of the majority of the votes cast (meaning the number of shares voted “for” a nominee must exceed the number of shares voted “against” such nominee) at any meeting for the election of directors at which a quorum is present. If any nominee for director receives a greater number of votes “against” his or her election than votes “for” such election, our Bylaws require that such person must promptly tender his or her resignation to the Board following certification of the vote. Abstentions and broker non-votes are not considered votes cast for the foregoing purpose, and will have no effect on the vote.

Other proposals (Proposals 2 and 3) - Stockholder approval of each of the other proposals, including the non-binding votes to approve executive compensation and the ratification of the appointment of an independent registered public accounting firm, requires the vote of the holders of a majority of the stock having voting power in attendance or represented by proxy on such proposal. These votes are advisory and are not binding on the Board or ASGN. However, the Board will review the voting results and take them into consideration. Abstentions will have the same effect as a vote "against" such proposal, and broker non-votes will have no effect on the vote.

How are votes counted?

With respect to each of the agenda items, you may vote "for," "against" or "abstain."

If you sign and submit your proxy card without voting instructions, your shares will be voted FOR the director nominees put forth by the Board, FOR approval of the advisory vote on executive compensation, and FOR the appointment of Deloitte & Touche LLP as our independent registered public accounting firm.

What if I abstain from voting?

If you attend the live webcast of the Annual Meeting or send in your signed proxy card, but abstain from voting on any proposal, your shares will still be counted for purposes of determining whether a quorum exists and your abstention will have no effect on the election of the nominees, and the same effect as a vote against the advisory vote proposals.

Will my shares be voted if I do not sign and return my proxy card or vote at the meeting?

If you do not sign and return your proxy card or vote at the Annual Meeting, your shares will not be voted. If your shares are held in “street name” and you do not issue instructions to your broker, your broker may vote your shares at its discretion on routine matters, but may not vote your shares on non-routine matters. If a broker who holds shares for another person does not vote on a particular proposal because that broker does not have discretionary voting power for the proposal and has not received voting instructions from the owner of the shares, then a “broker non-vote” will occur. It is important that you vote your shares.

The election of directors and the advisory vote on executive compensation are non-routine matters, whereas the appointment of our independent registered public accounting firm is a routine matter. Therefore, if your shares are held in “street name” by your broker and you do not provide your broker with instructions on how to vote your “street name” shares, your broker will not be permitted to vote on the election of directors or the advisory vote on executive compensation. However, with regard to the ratification of the appointment of our independent registered public accounting firm, your broker will be permitted to vote your shares at its discretion. You should therefore be sure to provide your broker with instructions on how to vote your shares. Please check the voting form used by your broker to see if it offers telephone or Internet submission of proxies.

Broker non-votes are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business, but they will not be counted for purposes of determining whether any of the proposals except for the ratification of the Company's independent registered public accounting firm have been approved.

How does the Board recommend that I vote?

The Board recommends that you vote your shares:

Proposal 1: FOR Brian J. Callaghan, Theodore S. Hanson, Maria R. Hawthorne and Edwin A. Sheridan, IV, the director nominees named in this Proxy Statement;

Proposal 2: FOR the proposal regarding an advisory vote to approve the Company's named executive officer compensation for the year ended December 31, 2021; and

Proposal 3: FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2022.

What do I need to do now?

All stockholders are urged to vote on the Internet or by telephone by following the instructions on the Notice. If you received a paper copy of this Proxy Statement instead of the Notice, you may vote your shares by (a) submitting a proxy on the Internet or by telephone by following the instructions on the proxy card or (b) completing, dating and signing the proxy card included with the Proxy Statement and promptly returning it in the pre-addressed, postage-paid envelope provided. ASGN stockholders may also vote at the Annual Meeting.

Most of our stockholders may vote their shares on the Internet or by telephone. If you vote on the Internet or by telephone, you do not need to return your proxy card. The instructions for voting can be found with your proxy card or on the Notice.

How do I vote my shares without attending the Annual Meeting?

If you are a registered stockholder, you may access your proxy card by either:

•Going to the following website: www.envisionreports.com/ASGN, entering the information requested on your computer screen, and then following the simple instructions;

•Calling (in the United States, U.S. territories and Canada), toll free 1-800-652-VOTE (8683) on a touch-tone telephone, and following the simple instructions provided by the recorded message; or

•Completing, dating and signing the proxy card included with the Proxy Statement and promptly returning it in the pre-addressed, postage-paid envelope provided.

If you hold your shares in "street name," you need to follow the instructions provided to you by your bank, broker or other holder of record. Your bank or broker may direct you to the following website, www.edocumentview.com/ASGN to view and download the proxy documents.

What happens if my shares are held in more than one account?

If your shares are held in more than one account, you will receive a voting instrument for each account. To ensure that all of your shares in each account are voted, you must sign, date and return each proxy card you receive.

If you and other residents at your mailing address own shares of ASGN stock in “street name,” your bank, broker or other holder of record may have notified you that your household will receive only one Notice of Annual Meeting of Stockholders for each company in which you hold stock through that bank, broker or other holder of record. This practice is known as “householding.” Unless you responded that you did not want to participate in householding, you were deemed to have consented to the process. Therefore, your bank, broker or other holder of record will send only one copy of our Annual Report and Proxy Statement to your address. Each stockholder in your household will continue to receive a separate voting instruction form.

If you would like to receive your own copy of our Annual Report and Proxy Statement in the future, the Company will promptly deliver, upon oral or written request, a separate copy of the Annual Report and Proxy Statement to your attention, or if you share an address with another ASGN stockholder and together both of you would like to receive only a single set of ASGN annual disclosure documents, please contact our Investor Relations group by written or telephonic request at ASGN Incorporated, 26745 Malibu Hills Road, Calabasas, California 91301; tel: (818) 878-7900. As a part of this process, you will be asked to provide your name, the name of your bank, broker or other holder of record, and your account number. The revocation of your consent to householding should be effective 30 days following receipt of your instructions.

If you did not receive an individual copy of this year’s Annual Report or Proxy Statement, we will send a copy to you upon a written or oral request. Written requests for such copies should be addressed to ASGN Incorporated, Attention: Investor Relations, 26745 Malibu Hills Road, Calabasas, California 91301. Please contact our Investor Relations group by telephone at (818) 878-7900 with any oral requests for such copies.

May I revoke my proxy and change my vote?

You may revoke your proxy at any time before it is voted by:

•submitting a properly signed proxy card with a later date;

•delivering to the Secretary of ASGN a written revocation notice bearing a later date than the proxy card;

•voting online during the Annual Meeting; or

•voting on the Internet or by telephone after you have given your proxy.

 How can I find out the results of the Annual Meeting?

The preliminary voting results will be announced at the Annual Meeting. The final voting results will be published on a Form 8-K which will be filed with the SEC within four business days after the Annual Meeting.

PROPOSAL ONE – ELECTION OF DIRECTORS

The Bylaws of ASGN provide that our Board shall be comprised of not less than four but no more than 11 directors and the exact number within that range may be fixed by the Board. The number of directors on our Board is currently fixed at 11, three of whom are women, one of which identifies as Hispanic-American (Maria Hawthorne), and the Chair of our Board identifies as Asian-American. The Board is divided into three classes, as equal in number as possible. At each Annual Meeting, one class of directors is elected for a three-year term.

At this year’s Annual Meeting, four directors will be elected to serve until our 2025 Annual Meeting of Stockholders or until their successors are elected and qualified. Brian J. Callaghan, Theodore S. Hanson and Edwin A. Sheridan, IV have terms that are expiring, and Maria R. Hawthorne was nominated by the Board of Directors last year to fill an open position created by the retirement of our former Chair of the Board. Each of them have been nominated to stand for election or re-election, and unless otherwise instructed by stockholders, the persons named as proxies will vote the proxies received by them FOR the election of Brian J. Callaghan, Theodore S. Hanson, Maria R. Hawthorne and Edwin A. Sheridan, IV. Each of the nominees have consented to serve if elected, but if any of them are unable or unwilling to serve, the persons named as proxies may exercise their discretion to vote for substitute nominees.

Approval of Proposal One

The nominees receiving the affirmative vote of a majority of the votes cast will be elected as directors. The Board unanimously recommends that our stockholders vote FOR the four directors set forth below who are up for election or re-election this year.

Set forth below are the nominees’ biographies which include the skills, qualities and experiences of each of the nominees.

Director Nominees Up for Election

Brian J. Callaghan
Director

Mr. Callaghan has been a director on ASGN’s Board since May 2012. Mr. Callaghan co-founded Apex Systems, Inc. ("Apex Systems") in 1995 and was Co-CEO until 2012 when the company was sold to ASGN. Mr. Callaghan was recognized in 2003 as Ernst & Young’s Entrepreneur of the Year. Mr. Callaghan brings over 25 years of staffing experience to the Board and provides extensive knowledge about all aspects of the information technology staffing business and business growth strategies.

Key Qualifications
IT (Information Technology) Staffing Experience
Over 25 years of staffing experience including extensive knowledge of IT staffing to support ASGN’s recruitment efforts.
Business Development
As the Co-Founder of Apex Systems, he leverages his past experience to assist ASGN in business development and growth strategies. At Apex Systems, he worked directly with customers, led staff, strategy, forecasting and building systems to support growth.
Advisory Roles
Part-owner of Richmond Flying Squirrels, the Double-A affiliate of the San Francisco Giants
Part-owner of Omaha Storm Chasers, the Triple-A affiliate of the Kansas City Royals
Education
Bachelor of Science in Psychology
Virginia Polytechnic Institute and State University
Career Highlights Co-Founder and Co-CEO, Apex Systems, Inc. (1995 - 2012)

Theodore S. Hanson
Chief Executive Officer and Director

Mr. Hanson has served as Chief Executive Officer of ASGN since May 2019 and has been a member of ASGN’s Board since June 2019. He joined ASGN as Chief Financial Officer of Apex Systems, as a result of the Company’s acquisition of Apex Systems in May 2012, and also held the title of President from December 2016 through December 2021.

Key Qualifications
Executive Leadership
President of Apex Life Sciences; Chief Financial Officer, Apex Systems; Chief Financial Officer, Property Technologies Ltd.
Accomplished business operator, strategic M&A acquirer and integrator, and leader of capital allocation, debt and equity strategy as our CEO
Extensive Financial Reporting and Management Experience Corporate Controller Apex Systems; Accountant, Keiter, Stephens, Hurst, Gary and Shreaves.
Advisory Roles
Advisory Council, Pamplin School of Business, Virginia Tech
Advisory Member, Apex Center for Entrepreneurs, Virginia Tech
Education
Bachelor of Science in Accounting and Business Management
Virginia Polytechnic Institute and State University
Master of Business Administration
Virginia Commonwealth University

Career Highlights
Chief Executive Officer, ASGN Incorporated (2019 – Present)
President, ASGN Incorporated (2016 – 2021)
Chief Financial Officer, Apex Systems, Inc. (2001 – 2012)
Corporate Controller, Apex Systems, Inc. (1998 – 2001)
Chief Financial Officer, Property Technologies Ltd., a voice and data solutions firm for the commercial and hospitality industries (1996 – 1998) CPA, Keiter, Stephens, Hurst, Gary and Shreaves, an independent accounting firm
(1991 – 1996)

Maria R. Hawthorne
Director

Ms. Hawthorne has been a director on ASGN’s Board since June 2021. Most recently, Ms. Hawthorne served as President and CEO of PS Business Parks, Inc., a publicly-traded real estate investment trust that saw double-digit growth during her tenure. In December 2021 she agreed to support the company by acting in an interim chief operating officer capacity when the chief executive officer stepped down from his position. Ms. Hawthorne is an experienced public company Board member and accomplished CEO and contributes to the Company’s Board her extensive experience in financial and operational strategies, capital markets, acquisitions, enterprise risk management and leadership development.

Key Qualifications
Leadership Development
Accomplished CEO who has served in multiple leadership roles throughout her career and is able to offer extensive expertise in career development and succession planning.
Mergers and Acquisitions
Leverages prior experience in capital markets and acquisitions to support ASGN’s M&A strategy.
Financial Operational Strategy
Experienced public company board member that contributes extensive experience in financial and operational strategies and enterprise risk management.
Advisory Roles
Director, Essex Property Trust, a publicly traded real estate investment trust
Director, PS Business Parks, Inc.
Member, National Association of Corporate Directors, Southern California Roundtable
Education
Bachelor of Arts in International Relations
Pomona College

Career Highlights
Chief Executive Officer, PS Business Parks, Inc. (2016 - 2020)
President, PS Business Parks, Inc. (2015 - 2020)
Chief Financial Officer, PS Business Parks, Inc. (2017 - 2018)
EVP, Chief Administrative Officer, PS Business Parks, Inc. (2013 - 2015)
Executive Vice President, East Coast, PS Business Parks, Inc. (2011 - 2013)
Senior Vice President, PS Business Parks, Inc. (2004 - 2011)
Vice President, Virginia, PS Business Parks, Inc. (2001 - 2004)
Regional Manager, Virginia, PS Business Parks, Inc. (1994 - 2001)
General Manager, Leasing Director and Property Manager, American Office Park Properties (1988 - 1994)

Edwin A. Sheridan, IV
Director

Mr. Sheridan has been a director on ASGN’s Board since May 2012. Mr. Sheridan co-founded Apex Systems, Inc. in 1995 and was Co-CEO until 2012 when the company was sold to ASGN. Mr. Sheridan was recognized in 2003 as Ernst & Young’s Entrepreneur of the Year. Mr. Sheridan brings over 25 years of staffing experience to the Board and provides extensive knowledge about all aspects of the information technology staffing business and business growth strategies.

Key Qualifications
IT Staffing Experience
Over 25 years of staffing experience including extensive knowledge of IT staffing, supporting ASGN’s own recruitment efforts. As the Co-Founder of Apex Systems, he was a recruiter, account manager and regional operations manager.
Business Development
He leverages his own past experience to assist ASGN in business development and growth strategies.
Advisory Roles
Investor/Mentor: Databricks, Sentinel One, EVERFI, Inc., Core4ce, ThreatQuotient Inc., IronNet, Sweetgreen, B.Well and AON3D
Director, Apex Center for Entrepreneurs at Virginia Tech
Director, Peace Players International, an international community improvement and leadership organization
Director, Gonzaga College high school Global Leadership Circle Member, ONE.org, a global movement campaigning to end extreme poverty and preventable disease
Honorary Director, Inova Schar Cancer Institute Molecular Tumor Board

Key Qualifications (cont.)
Education
Bachelor of Arts in English and Political Science, Minor in Business Administration
Virginia Polytechnic Institute and State University

Education
Bachelor of Arts in English and Political Science, Minor in Business Administration

Career Highlights
Co-Founder and Co-CEO, Apex Systems, Inc. (1995 - 2012)

Directors with Terms Ending in 2023

Mark A. Frantz
Director

Mr. Frantz has been a director on ASGN’s Board since June 2019, after serving as an advisor to the Board since June 2018. He is currently a general partner of Blue Delta Capital Partners, a growth capital firm focused on the U.S. federal government services marketplace, which he co-founded in 2009. Mr. Frantz contributes to the Board his track record helping grow leading U.S. government services companies, and he possesses a very deep understanding of market dynamics and drivers within the government contracting sector.

Key Qualifications
Government Contracting
Successful track record helping grow U.S. government companies; deep understanding of market dynamics and drivers within the government contracting sector supporting ASGN's own business development in the government space.
Capital Markets Expertise
Extensive experience in venture capital and investment banking provides support to ASGN's M&A strategies.
Advisory Roles
Board of Directors, CSRA Inc. (2015 - 2018); company sold to General Dynamics for $9.7B
Education
Bachelor of Arts in History and Political Science
Allegheny College
Juris Doctorate and Master of Business Administration
University of Pittsburgh

Career Highlights
Co-Founder and General Partner, Blue Delta Capital Partners (2009 - Present)
Partner, RedShift Ventures, a venture capital firm focused on rapidly commercializing new technologies (2007 – 2009)
Managing General Partner, In-Q-Tel, the strategic venture capital affiliate of the U.S. intelligence community (2006)
Principal Carlyle Venture Partners, a multinational private equity firm (2001 – 2006)
Associate to Senior Chairman, Alex Brown, investment bank (1997 – 2000)
Economic and Technology Policy Advisor, Pennsylvania Governor Tom Ridge (1993 – 1997)
Associate Director, White House Office of Intergovernmental Affairs (1990 – 1993)

Jonathan S. Holman
Director

Mr. Holman has been a director on ASGN’s Board since March 1994. He is the founder and since 1981 the president of The Holman Group, Inc., an executive search firm that has recruited over 150 chief executive officers to public and private companies ranging from start-ups to companies with over $1B in revenues. Mr. Holman provides the Board, including our Compensation Committee, with meaningful insight regarding hiring and salary practices of publicly-traded companies. In addition, Mr. Holman provides the Board with human resources experience.

Key Qualifications
Salary Practice Expertise
Extensive skills and experience in compensation matters; meaningful insight into hiring and salary practices of publicly-traded companies.
Hiring and Human Resources Experience
One of the top 200 executive recruiters in the world in The Global 200 Executive Recruiters and one of the top 250 executive recruiters in the world in The New Career Makers.
Advisory Roles
Member of the National Association of Corporate Directors Compensation Committee Roundtable which addresses best practices in compensation-related matters
Education
Bachelor of Arts in Politics
Princeton University
Master of Business Administration
Stanford University

Career Highlights
Founder and President, The Holman Group, Inc., a high-level CEO recruitment firm
(1981 - Present)
Partner, Bacci Bennett, executive recruitment firm
(1978 - 1981)
Director of HR, E. & J. Gallo Winery
(1971 - 1978)
HR Manager, Central Research Laboratories and other HR positions, Pfizer, multinational pharmaceutical and biotechnology corporation.
(1968 - 1971)

Arshad Matin
Chair of the Board

Mr. Matin has been a director on ASGN’s Board since June 2014 and became Chair in June 2021. He is currently President and Chief Executive Officer of Avetta, LLC, a private company providing supply chain risk management solutions, a position he has held since October 2019. Mr. Matin brings to the Board extensive experience managing and advising public and private high-technology companies.

Key Qualifications
Strategic Advisory Expertise
Leverages current and former service as a chief executive officer to provide strategic advisory for public and private high-technology companies.
Analytics and Business Accounting
Formerly responsible for business accounting for over $1.5B in revenues across over 4,500 employees.
Advisory Roles
Director and compensation committee member, VTEX, a public digital commerce platform headquartered in the United Kingdom Trustee, Houston Endowment
Director, Texas Children’s Hospital
Director, St. John’s School
Education
Bachelor of Engineering in Electrical Engineering
Regional Engineering College, India
Master of Business Administration
The Wharton School of the University of Pennsylvania
Master of Science, Computer Engineering
The University of Texas at Austin

Career Highlights
President and Chief Executive Officer, Avetta, LLC, a private company providing supply chain risk management solutions (2019 - Present)
Entrepreneur in Residence, Warburg Pincus, a private equity firm (2018 – 2019)
Chief Executive Officer, Paradigm, Ltd., a software developer to the oil and gas industry (2013 – 2018)
Executive Vice President, IHS Inc., a publicly-traded information and analytics firm (2012 – 2013)
President and Chief Executive Officer, Seismic Micro-Technology, a global leader in geology and geophysics software (2007 – 2011)
GM of Enterprise Security, Symantec, a security software company (2006 – 2007)
President and Chief Executive Officer, Bindview, a provider of IT security compliance software (2004 – 2005)
Partner, McKinsey & Company, energy industries (1995 – 2004)

Directors with Terms Ending in 2024

Vice Admiral Joseph W. Dyer
Director
Vice Admiral Dyer has been a director on ASGN’s Board since March 2021 and was an advisor to the Board beginning in 2018. He is currently a consultant in the aerospace, defense, and technology markets focused on autonomous systems, artificial intelligence, and wideband communications, and most recently was the chief strategy officer of National Spectrum Consortium from 2014 to 2021, and a Commissioner for the Congressional National Defense Authorization Act Section 809 Acquisition Streamlining Commission. He brings to the Board an extensive military background and commercial expertise, which converge at the intersection of technology, finance, and risk management.

Key Qualifications
Military Background
Extensive work in the military and with the U.S. government at the intersection of technology, finance and risk management to support ASGN’s business development in the government space. When he led the F/A-18 program, they won the Department of Defense Acquisition Excellence Award and the Order of Daedalian
Commercial Expertise
Senior corporate leader in the development of the first publicly-traded mobile robots company.
Advisor of High-Tech Companies
Advised various high-tech companies from their initial public offering to their generation of long-term success, offering ASGN guidance on continued growth strategies.
Advisory Roles
Fellow, National Academy of Public Administration
Fellow, Society of Experimental Test Pilots - Received the James H. Doolittle Award for Outstanding Engineering Achievement in Aerospace
Director, Technology Service Corporation (TSC)
Director, Avian Inc.
Advisory Board, The Center for the Study of Democracy

Key Qualifications (cont.)
Education
Bachelor of Science in Chemical Engineering
North Carolina State University
Master of Science in Financial Management
Naval Postgraduate

Career Highlights
President of Government and Industrial Division,
Chief Operating Officer and Chief Strategy Officer, iRobot Corporation (2003 – 2013)
Chair, NASA Aerospace Safety and Advisory Panel (2003 – 2016)
Commander, Naval Air Systems Command (2000 – 2003)
Commander, Naval Air Warfare Center Aircraft Division Patuxent River and Naval Aviation's Chief Engineer (1997 – 2000)
F/A-18 Program Manager, Engineering and manufacturing development efforts (1994 – 1997)
US Navy Chief Test Pilot, (1991 – 1994)

Mariel A. Joliet
Director

Ms. Joliet has been a director on ASGN’s Board since December 2016. Most recently she was the Senior Vice President and Treasurer of Hilton Hotels Corporation, in which she was instrumental in the company’s sale to Blackstone Group for $27 billion. Ms. Joliet was an executive at Hilton from 1998 to 2008. Ms. Joliet has a strong background in financing, acquisitions, deal structuring, strategic planning, and operational integration.

Key Qualifications
Mergers and Acquisitions Expertise
Extensive background in financing, acquisitions, deal structuring, strategic planning and operational integration support ASGN’s M&A efforts.
Capital Markets and Investment Initiatives
Deep knowledge in capacity as a treasurer of credit ratings, debt/equity issuances, interest rate risk, cash management and foreign exchange.
Advisory Roles
Chair of the Board of Directors and audit and nominating and corporate governance committee member of Kayne Anderson BDC Inc., a management investment company
Member of Las Madrinas, a philanthropic organization supporting pediatric care and research at Children’s Hospital Los Angeles
Board Member of Know the Glow, a vision non-profit
Member of National Association of Corporate Directors Compensation Committee Roundtable

Key Qualifications (cont.)
Education
Bachelor of Science
University of Scranton
Master of Business Administration
Marywood University

Career Highlights
Senior Vice President and Treasurer, Hilton Hotels Corporation, a publicly-traded hotel company (1998 – 2008)
Coverage Officer and Corporate Banker, Wachovia (1996 – 1998)
Coverage Officer and Corporate Banker, Corestates Bank (1989 – 1996)

Marty R. Kittrell
Director

Mr. Kittrell has been a director on ASGN’s Board since September 2012. Most recently he was the executive vice president and chief financial officer of Dresser, Inc., a multi-national provider of technology products and services for developing energy and natural resources, a position he held from December 2007 until the company’s sale to General Electric in February 2011. Mr. Kittrell has extensive experience with the analysis and preparation of financial statements, risk management, corporate strategy, mergers and acquisitions, organization development, board practices and corporate finance, including public offerings of equity and debt.

Key Qualifications
Corporate Finance Experience
Extensive background in analysis and preparation of financial statements, mergers and acquisitions and equity and debt offerings; former CPA.
Corporate Risk Management
Served in multiple company chief financial officer positions in which he led the financial risk management processes for companies in the technology, commercial, consumer and industrial sectors.
Advisory Roles
Member, Board of Trustees and chair of the finance and real estate committees, Lipscomb University
Director, CaredFor, Inc., an organization providing addiction and primary mental health programs
Director, Columbia Pipeline Group, Inc. and its predecessor NiSource (2007 – 2016)

Key Qualifications (cont.)
Education
Bachelor of Science in Accounting
Lipscomb University

Career Highlights
Chief Financial Officer, Dresser, Inc., a multi-national provider of technology products and services for developing energy and natural resources (2007- 2011)
Chief Financial Officer and Executive Vice President, Andrew Corporation, a manufacturer of hardware communications networks
(2003– 2007)
Audit Manager and Staff Accountant, Price Waterhouse (1977 - 1983)

Carol J. Lindstrom
Director

Ms. Lindstrom has been a director on ASGN’s Board since March 2021. She is currently an advisor at Carrick Capital Partners, a growth-oriented investment firm focused on software enabled businesses, a role she has held since 2016. She supports the Board with her expertise growing and managing consulting services and large scale technology projects, and she is aligned with many of the technology companies in Northern California.

Key Qualifications
Growing and Managing Consulting Services
Lead advisory partner at global accounting firm helping build its technology consulting practice, a skillset which supports ASGN's own commercial consulting buildout.
Large-Scale Technology Project Deployment
Aligned with many technology companies in Northern California, helping ASGN with potential IT business development.
Advisory Roles
Director, Genpact Ltd., a public global professional services firm delivering digital transformation
Director, Exponent Inc., a public engineering and consulting firm
Director, Workday Foundation
Director, Homeful Foundation
Director, St. Helena Hospital Foundation
President, Deloitte Foundation (2010 – 2014)
Director, Deloitte & Touche Tohmatsu Global Board (2007 - 2013)
Director, Deloitte LLP (2006 - 2012)
Education
Bachelor of Arts in Linguistics
University of California, Los Angeles

Career Highlights
Vice Chair, Deloitte LLP (2010 - 2016)
Managing Director, Deloitte LLP, Orange County and San Francisco offices, Americas Technology and E-business and Digital Practices
Partner, Andersen Consulting (now Accenture PLC) (1987 – 1993)
Advisor, Carrick Capital Partners (2016 - Present)

Independent Directors and Material Proceedings

The Board met on March 16, 2022 and reviewed the independence of its 11 members. With the exception of Mr. Hanson, our Chief Executive Officer, all of the directors were deemed to be independent under the current listing standards of the New York Stock Exchange (“NYSE”). For each independent director, the Board has made a subjective determination that no relationships exist which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out his or her responsibilities as a director. In making these determinations, the Board has considered information provided by the directors and management with regard to the business and personal activities, relationships and related party transaction of each director as they may relate to ASGN and members of management. There are no family relationships among our executive officers and directors.

There are no material legal proceedings to which the Company or any of its subsidiaries is a party, or of which any of their property is subject. There are no material legal proceedings to which any director, officer or affiliate of the Company, any owner of record or beneficially of more than five percent of the Company’s voting securities, or any associate of any such director, officer, affiliate of the Company or security holder is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries. Further, there are no legal proceedings in the last 10 years where a director or executive officer was a party and that are material to the person’s ability or integrity, including bankruptcy, criminal convictions, orders enjoining certain activities, adverse findings by courts, the SEC or the Commodity Futures Trading Commission, nor are there any adverse orders relating to violations of securities or commodities laws.

Role of the Board

The Board oversees the Company’s Chief Executive Officer and other executive officers in the competent and ethical operation of the Company. The Board ensures that the long-term interests of the stockholders are considered in the operation of the Company.

Board Leadership Structure

The Board has consistently maintained an independent Chair of the Board. Mr. Matin joined our Board in 2014 and took on the role of Chair in June 2021. The Board has made a determination that the Board leadership structure is appropriate and that the structure allows the Board to fulfill its duties effectively and efficiently. The Company has determined that its leadership structure is appropriate because the Chair of the Board is independent, as defined by the NYSE and the SEC. An independent Chair, like independent Board members, allows for an objective evaluation of the performance of the Company and its officers. Nonetheless, the Board recognizes that the Chief Executive Officer has invaluable insight into the Company due to the nature of his position, and recognizes the value of having him on the Board. Accordingly, the Board believes that the Company’s stockholders and interests are best served by having the Chief Executive Officer serve as a director but not a Board committee member.

Board Committees and Meetings

The Board held eight meetings during 2021 and acted by unanimous written consent on two additional occasions. The Board has a Compensation Committee, an Audit Committee, a Nominating and Corporate Governance Committee, and a Strategy and Technology Committee. The Board has determined that the chairs and committee members of the Compensation Committee, the Audit Committee and the Nominating and Corporate Governance Committee, are independent under applicable NYSE and SEC rules.

The members and chairs who serve on the Committees currently and during 2021 are identified in the table below.

(1)	Mr. Matin became the Chair of the Board upon the retirement of Jeremy M. Jones in June 2021, and Mr. Matin served on the Compensation Committee throughout 2021. Mr. Jones had served on the Audit and Compensation Committees until his retirement.
(2)	Mr. Callaghan became a member of the Compensation Committee in June 2021.
(3)	VADM Dyer joined the Board in March 2021, though he served as a member of the Strategy and Technology Committee since its inception in 2019 in his prior capacity as an advisor to the Board.
(4)	Ms. Hawthorne joined the Board and the Audit Committee in June 2021.
(5)	Ms. Joliet became a member of the Audit and Compensation Committees in January 2022.
(6)	Ms. Lindstrom joined the Board and the Strategy and Technology Committee in March 2021.
Compensation Committee

The Compensation Committee held five meetings during 2021 and acted by unanimous written consent on nine occasions. The Compensation Committee meets in executive session without management present on a regular basis. The Compensation Committee reviews our general compensation policies, sets the compensation levels for our executive officers, including the Chief Executive Officer, administers our equity plans, and approves all equity grants to employees, directors and consultants. The Compensation Committee approves the compensation, including incentive compensation, of executive officers of ASGN and determines the terms of key agreements concerning employment, compensation and termination of employment. The Committee evaluates the Chief Executive Officer’s performance in light of goals and objectives that have been set for him. The Board has determined that each member of the Compensation Committee is independent within the meaning of the NYSE rules requiring members of compensation committees to be independent, and each is a non-employee director for purposes of Section 16 of the Exchange Act.

Audit Committee

The Audit Committee held 10 meetings during 2021. The Audit Committee reviews, acts on and reports to the Board with respect to various auditing and accounting matters. The Audit Committee performs functions required of audit committees of public companies under applicable laws, rules and regulations and the requirements of the NYSE. The primary functions of the Audit Committee are to assist the Board in its responsibility for oversight of:

•the quality and integrity of our financial statements and our financial reporting and disclosure practices;
•our systems of internal controls regarding finance, accounting and SEC compliance;
•the qualification, independence and oversight of performance of our independent registered public accounting firm including its appointment, compensation, evaluation and retention;
•our ethical compliance programs; and
•risk issues related to financial statements.

Additional functions of the Audit Committee include, but are not limited to, reviewing compliance with and reporting under Section 404 of the Sarbanes-Oxley Act of 2002, reviewing matters of disagreement, if any, between management and our independent registered public accounting firm, and regularly meeting with management, our independent registered public accounting firm, and internal audit staff, to review the adequacy of our internal controls.

Rules adopted by the NYSE and the SEC impose strict independence requirements for all members of the Audit Committee. Audit Committee members are barred from accepting, directly or indirectly, any consulting, advisory or other compensatory fee from the Company or an affiliate of the Company, other than in the member’s capacity as a member of the Board and any Board committee and Board liaison fees. In addition, an Audit Committee member may not be an affiliated person, as defined in the Securities Exchange Act of 1934, as amended (the “Exchange Act”) of the Company except in his or her capacity as a member of the Board and any Board committee. The Board has determined that each current member of the Audit Committee meets all applicable independence requirements and that each Audit Committee member has no material relationship with the Company that would jeopardize the director’s ability to exercise independent judgment. In addition, the Board has determined that Mr. Kittrell, based on his experience, skills and education as described above, is the Audit Committee financial expert, as that term is defined under the SEC rules.

The Company has adopted a process, which the Audit Committee oversees, for identifying and disclosing related-party and significant transactions, and for identifying deficiencies and significant changes in internal controls each quarter in connection with filing our quarterly reports on Form 10-Q and our annual reports on Form 10-K. See "Certain Relationships and Related Party Transactions" on p. 53 of this Proxy Statement.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee held five meetings during 2021. The Nominating and Corporate Governance Committee evaluates director nominee candidates and makes recommendations to the Board with respect to the nomination of individuals for election to the Board and to serve as Board advisers and committee members, consistent with criteria approved by the Board. In addition, the Nominating and Corporate Governance Committee makes recommendations to the Board concerning the size, structure and composition of the Board and its committees, as well as monitoring the qualification and performance of, and the Company’s succession planning regarding, key executives. The Committee has oversight responsibility over the Company's annual Environmental, Social and Governance ("ESG") report and the Company's ESG performance. The Board has determined that each member of the Nominating and Corporate Governance Committee is independent within the meaning of the NYSE rules requiring members of nominating committees to be independent. The Nominating and Corporate Governance Committee recommended the nominations of Messrs. Callaghan, Hanson and Sheridan and Ms. Hawthorne for election at this year’s Annual Meeting.

The Nominating and Corporate Governance Committee Charter, and the Corporate Governance Guidelines established by the Nominating and Corporate Governance Committee, set forth certain criteria for the committee to consider in evaluating potential director nominees. However, in considering potential director nominees, the Nominating and Corporate Governance Committee considers the entirety of each candidate’s credentials. Qualifications considered by the Nominating and Corporate Governance Committee vary according to the particular areas of expertise being sought as a complement to the existing composition of the Board and include:

•personal and professional ethics and integrity;
•business judgment;
•familiarity and/or experience with general issues affecting our business and the industries in which we operate;
•qualifications as an audit committee financial expert;
•diversity;
•qualifications as an independent director; and
•areas of expertise that the Board should collectively possess such as board experience, experience as an executive, or experience with human resources, mergers and acquisitions, technology, risk management, accounting and financial oversight and corporate governance.

The Nominating and Corporate Governance Committee relies primarily on recommendations for director candidates from its members, other directors, members of management, our auditors and third parties. Existing directors being considered for re-nomination are evaluated based on their performance as directors, experience, skills, education and independence to ensure that they continue to meet the qualifications above.

Although there are no specific minimum qualifications or any specific qualities or skills that the Nominating and Corporate Governance Committee believes that the potential nominees must have, the Nominating and Corporate Governance Committee considers and evaluates each candidate based upon an assessment of certain criteria as set forth in the Nominating and Corporate Governance Committee charter. The Nominating and Corporate Governance Committee Charter also provides for the importance of diversified Board membership, in terms of both the individuals involved and their various experiences and areas of expertise. The Nominating and Corporate Governance Committee considers diversity in identifying nominees, including differences in skill, viewpoints and experience, as well as gender, race and nationality, and these factors are all considered for purposes of nominating directors.

The Nominating and Corporate Governance Committee will also consider timely written suggestions from our stockholders. Stockholders wishing to suggest a candidate for director nomination for the 2022 Annual Meeting of Stockholders should mail their suggestions to ASGN Incorporated, 26745 Malibu Hills Road, Calabasas, California 91301, Attn: Secretary. Pursuant to our Bylaws, a stockholder’s notice for director nominations shall be delivered to the Secretary not earlier than the close of business on the 120th day, and not later than the close of business on the 90th day, prior to the first anniversary of the Annual Meeting. The manner in which director nominee candidates suggested in accordance with this policy are evaluated shall not differ from the manner in which candidates recommended by other sources are evaluated. As of March 31, 2022, there were no director candidates put forward by stockholders for consideration at the Annual Meeting.

The Nominating and Corporate Governance Committee evaluates the Board’s leadership structure and believes that separation of the Chief Executive Officer and Chair of the Board positions is in the best interest of the Company, assures an adequate level of independence of the Board, and is best aligned with the interests of its stockholders.

Strategy and Technology Committee

The Board believes that the strategy of the Company is a significant area of focus for the Board and established a special committee to address this area. The Board also believes that review and oversight of IT and cybersecurity risks and the importance of IT risk management measures is a critical Board function and tasked the committee with these matters as well. The Strategy and Technology committee assists the Board with respect to matters of strategy and technology by engaging with management to ensure that: (a) the Company has established an effective strategy and strategic planning process; (b) the Company's technology programs enable the Company's strategic plans and support the Company's cybersecurity efforts; and (c) the Company's proposed acquisitions, divestitures or other key investments of capital fulfill the Company's strategic plans. The Strategy and Technology Committee held four meetings in 2021.

The written charters governing the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Strategy and Technology Committee, and the Company’s Corporate Governance Guidelines, Code of Business Conduct and Ethics, and Supplemental Code of Business Conduct and Ethics for Directors, Executive Officers and Financial Officers, are posted on the Investor Relations Corporate Governance page of our website at www.asgn.com. You may also obtain a copy of any of these documents without charge by writing to: ASGN Incorporated, 26745 Malibu Hills Road, Calabasas, California 91301, Attn: Secretary.

Risk Oversight

The Board has an active role, as a whole and at the committee level, in overseeing management of the Company’s risks. Company representatives report quarterly to the Board on risks that the Company faces and further report on an ad hoc basis as issues arise. Information technology ("IT"), including cybersecurity, has been identified by the Company as an area of risk meriting additional oversight. The Company's Chief Information Officer reports quarterly to the Board on cybersecurity issues, such as what threats have been encountered in the past quarter, assessments of such risks, and the steps we are taking to mitigate these risks and other cybersecurity risks in the future, and the Strategy and Technology Committee focuses on cybersecurity risks and the importance of IT risk management.

The Board regularly reviews and determines the Company’s risk management philosophies, policies and processes. The Board is primarily responsible for overseeing the management of the Company’s risks associated with the Board’s governance and delegation decisions. The Board oversees officers’ identification and management of risk management issues and meets quarterly with such officers regarding risk management issues of the Company, and the processes and procedures used for identifying and managing risk. The Board also regularly receives reports from those officers that are responsible for the day-to-day management of the Company’s risks to determine if the Company's reporting processes or other flow of information to the Board could be improved.

The Audit Committee is primarily responsible for overseeing the management of the Company’s accounting and financial reporting matters and risks related to the Company’s accounting and financial practices. The Audit Committee Charter provides that the Audit Committee’s responsibilities include inquiry of management and the Company’s outside auditors regarding key financial statement risk areas, including the Company’s processes for identifying and assessing such risk areas and the steps the Company has taken with regard to such risk areas. In connection with these responsibilities, the Audit Committee routinely reviews and evaluates the Company’s processes for identifying and assessing key financial statement risk areas and for formulating and implementing steps to address such risk areas. The Audit Committee is also responsible for inquiry of management and the Company’s outside auditors regarding significant business risks or exposures, including the Company’s processes for identifying and assessing such risks and exposures, and the steps management has taken to minimize such risks and exposures.

The Compensation Committee is responsible for overseeing risks associated with human capital and compensation practices and incentives. Upon evaluation, the Compensation Committee has determined that the Company’s compensation practices and policies are not reasonably likely to have a material adverse effect on the Company. In making this determination, the Compensation Committee considered that none of the compensation policies and practices at any business unit carry a significant portion of the Company’s risk profile, has a significantly different compensation structure than other units, or pays compensation expenses as a significant percentage of the unit’s revenues.

Our Nominating and Corporate Governance Committee oversees risks related to environmental, social and governance issues.

The Board believes that the process it has established to administer the Board's risk oversight function is effective under its leadership structure as described above under "Board Leadership Structure."

Meetings

In 2021, each of our current directors attended a minimum of 75 percent of the meetings of the Board and the committees on which he or she served, with three directors unable to attend one or two Board meetings, and one director missing an Audit Committee meeting. Our independent directors regularly meet as a group in executive sessions outside the presence of management presided over by the non-executive independent Chair of our Board.

Attendance of Directors at the 2021 Annual Meeting of Stockholders

Our Board of Directors has a policy with respect to director attendance at annual meetings of stockholders which requires that the directors attend the Annual Meeting unless they are unable to do so as a result of health reasons or exigent personal circumstances, and if that is the case, the director must notify the Chair of the Board as promptly as possible. All of our directors attended our 2021 Annual Meeting of Stockholders.

Director Compensation

The following table shows compensation information for each of ASGN’s non-employee directors for the year ended December 31, 2021.

Name(1)	Fees Earned in Cash	Stock Awards(5)	All Other Compensation	Total
Arshad Matin, Chair	$132,528	$149,922	—	$282,450
Brian J. Callaghan	87,681	149,922	—	237,603
Joseph W. Dyer(2)	68,694	149,922	16,667	235,283
Mark A. Frantz	85,000	149,922	—	234,922
Maria R. Hawthorne(3)	45,806	149,992	—	195,798
Jonathan S. Holman	100,000	149,922	—	249,922
Mariel A. Joliet	90,000	149,922	—	239,922
Jeremy M. Jones(4)	78,861	149,922	—	228,783
Marty R. Kittrell	100,000	149,922	—	249,922
Carol J. Lindstrom(2)	63,333	149,916	16,667	229,916
Edwin A. Sheridan, IV	90,000	149,922	—	239,922

(1)	Directors who are also employees of ASGN receive no additional compensation for their service as a director. Accordingly, Mr. Hanson, our Chief Executive Officer, did not receive any compensation for his service as a director. Compensation paid to Mr. Hanson in connection with his employment is disclosed in the "Summary Compensation Table" set forth on p. 39.
(2)	VADM Dyer and Ms. Lindstrom joined the Board in March 2021. Amounts reported in "Fees Earned in Cash" are pro rated to reflect their partial year of Board service. Amounts shown in "All Other Compensation" reflect fees earned as Board advisers in 2021 prior to becoming directors, with the restricted stock unit ("RSU") award to VADM Dyer being granted on January 4, 2021.
(3)	Ms. Hawthorne joined the Board in June 2021. Amounts reported in "Fees Earned in Cash" are pro rated to reflect her partial year of Board service.
(4)	Mr. Jones retired from the Board in June 2021, and the compensation set forth above is through his retirement date.
(5)	Amounts shown in the table above reflect the aggregate grant date fair value of the awards, computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 12 to the consolidated financial statements for the year ended December 31, 2021 included in our Annual Report on Form 10‑K filed on March 1, 2022. For all of the directors except for Mmes. Hawthorne and Lindstrom, the amounts were calculated based on the grant date fair value per share of $80.56, which was the closing sale price of our common stock on the date of grant, January 4, 2021. As of December 31, 2021, Messrs. Callaghan, Dyer, Frantz, Holman, Kittrell, Matin and Sheridan and Ms. Joliet each held 930 unvested shares. For Mmes. Hawthorne and Lindstrom, the grant date fair values on the respective date of grants on June 17, 2021 and March 18, 2021 were $97.97 and $100.48, respectively, and as of Decemb 31, 2021 they held 765 and 746 unvested shares, respectively. No options were outstanding for any director at December 31, 2021.

The Compensation Committee recommends, and the Board reviews and approves, the form and amount of director compensation. In 2019, the Compensation Committee retained Semler Brossy Consulting Group, LLC (“Semler Brossy”) as its independent compensation consultant to help determine compensation for the Board of Directors. The Board approved the compensation plan proposed by Semler Brossy and recommended by the Compensation Committee for the Board effective June 2019, which compensation plan remained the same throughout 2020 and 2021. The Compensation Committee is retaining Semler Brossy this year to conduct an update of their 2019 review for compensation going forward. In connection with Semler Brossy's 2019 review, the consultant provided market data based on the executive compensation peer group for 2019, noting that the Company's Board compensation was below market, and proposed increases in compensation to bring the directors' total compensation between the peer median and 75th percentile, knowing that it would be maintained at that rate for the next couple of years or more. The Compensation Committee retained its prior practice for providing a substantial portion of a director’s annual retainer in the form of equity compensation.

In 2021, the annual cash fee for non-employee directors was $75,000, and committee members received an annual fee for their committee services. Audit committee members receive an additional $10,000 annually for their services, and the other committee members receive an additional $5,000 annually per committee. The Board and committee chairs receive additional fees for their services as set forth below. All fees are paid on a     quarterly basis and are pro rated to reflect a partial quarter served.

Outside Director	Additional Annual Cash Retainer
Chair of the Board	$80,000
Audit Committee Chair	15,000
Compensation Committee Chair	15,000
Nominating and Corporate Governance Committee Chair	10,000
Strategy and Technology Committee Chair	10,000

On January 4, 2021, the non-employee directors serving at that time and VADM Dyer received their annual restricted stock unit ("RSU") grant with a grant-date value of approximately $150,000, with one-half of the RSU grants vesting on the grant date and the remaining half vesting on the one-year anniversary of the grant date. Mmes. Lindstrom and Hawthorne received their grants upon joining the Board on March 18 and June 17, 2021, respectively.

In addition, we reimburse all directors for their reasonable expenses incurred when attending Board and committee meetings, and up to $2,500 per director for director education and training.

ESG at ASGN

We are a company that strives to positively impact the world around us, both through the work that we do for our clients and our broader actions to support our local, national and global communities. Our vision is to engage and mobilize tomorrow's workforce responsibly and sustainably(R). In April 2022, we published our third annual ESG report which is available in its entirety at asgn.com/sustainability. The report outlines our 2021 initiatives and 2022 commitments. Our ESG reporting disclosures now include the Global Reporting Index ("GRI"), the Task Force on Climate-related Financial Disclosures ("TCFD") and the United Nations Global Compact ("UNGC") Communication on Progress ("COP"). By mid-year, we also expect to disclose data through the Carbon Disclosures Project ("CDP") and the S&P Corporate Sustainability Assessment ("CSA"). Our ESG efforts are overseen by our Board's Nominating and Corporate Governance Committee. The table below discusses our accomplishments from last year and the meaningful steps we are taking this year to continue our progress in our five ESG focus areas:

FOCUS AREA	GOALS	2021 ACTIONS AND 2022 COMMITMENTS
Our Workforce	Diversity, Equity and Inclusion ("DEI")
Our workforce is the heart and soul of our business. We are fully dedicated to the professional development and career advancement of our employees and consultants and supporting their well-being. In 2021, ASGN and our brands provided a total of 306,870 hours of training to our 7,497 internal employees, or over 40 hours per person of training through the course of the year - an increase of 67 percent from 2020. In 2021, our brands expanded employee wellness benefits including a mentorship program for working moms, virtual yoga, self-care podcasts, flex days, a holiday snooze week, dependent care accounts, and expansion of parental leave to accommodate working parents.

DEI has become one our primary focus areas. We now have three women and two racially diverse members on our 11-member Board of Directors. We also adopted a Board Diversity Policy in 2021. In May 2021, ASGN became an official corporate signatory and participant of the UNGC. Through our participation in the United Nations' Sustainable Development Goal ("SDG") Ambition Program we have taken the next step and set a new Company-wide measurable equity and diversity target. We have committed to having at least 40 percent women and diverse people (includes racial and ethnic diversity, sexual orientation, physical abilities, and veteran status) in senior executive positions by 2025. Our DEI commitments for 2022 are to become a signatory to the Women’s Empowerment Principles ("WEP") and establish a Company-wide Vendor Diversity Policy. To further improve our transparency, we are publishing EEO-1 data in our 2021 ESG report. The report notes that 43 percent of all our internal employees self-identify as women, and 30 percent self-identify as non-white.

Employee / Contractor Well-being
Employee / Contractor Engagement, Retention and Development

Data and Security	Information Privacy
ASGN's ECS division is a federal contractor supporting the highest levels of cybersecurity for the Department of Defense, the National Security Agency and several Federal civilian agencies. ECS is leading our effort to make sure that all our divisions are operating at this level, under the recently updated Cybersecurity Maturity Model Certification version 2 ("CMMC 2.0") framework. ASGN is a National Cybersecurity Awareness Month ("NCSAM") Champion. We provide interactive cybersecurity awareness content throughout the year, including lunch and learn training seminars, cybersecurity assessments and interactive courses. Our Board's Strategy and Technology Committee meets regularly on cybersecurity, innovation and security roadmap planning efforts. We are committed to continual improvement of our remote technologies and all aspects of cyber safety. In 2021 we achieved our data security commitments: (1) ISO 27001 Certification for Apex Systems and ECS; (2) Level 3 Cybersecurity Maturity Model Certification; and (3) expansion of ASGN's Security Operations Center. In 2022, we intend to: (a) make cybersecurity a vigilant, proactive priority across the organization; (b) standardize platforms, tools and processes across all our brands; (c) assist our large commercial clients in obtaining various certifications; and (d) begin bi-annual independent external audits of our information security policies and systems.

Data Security
Digital Transformation and Innovation
Responsible Business	Corporate Governance
We are committed to transparently providing and upholding a culture of ethics and integrity for our employees, consultants, clients and communities that we serve, and to preserve and enhance our long-term value for our stockholders. We will continually strive to maintain our solid reputation as a dependable and trustworthy partner who demonstrates excellence in all aspects of our business. In 2021, we achieved and exceeded our responsible business commitments: (1) we conducted a materiality assessment; (2) we adopted the following new Company-wide policies which are available on our website:

•Anti-Corruption Policy;
•Human Rights Policy;
•Board Diversity Policy; and

(3) we integrated ethics and integrity questions into our new annual engagement survey. Our 2022 responsible business commitments are to engage our Board of Directors on climate-related enterprise risk management ("ERM"), identify inherent and emerging climate risks and impacts on business strategy, and consider ways to strengthen business resilience and establish an ERM program.

Ethics and Integrity
Human Rights
Social Responsibility	Community Investment	In 2021, we achieved our social responsibility commitments by establishing a Company-wide Corporate Social Responsibility ("CSR") Committee, implementing a materiality assessment to clarify the priorities of our internal and external stakeholders, and becoming a member of the United Nations Global Compact. This participation includes alignment and support of the UNGC's Sustainable Development Goals. In 2021, ASGN and our employees collectively raised $523,000 for over 200 non-profit organizations over the course of the year - a 20 percent increase from last year. In 2022 we will begin developing: (a) our Company-wide corporate giving program including a platform to increase employee engagement, charitable contributions and brand loyalty; and (b) streamline related programming, tracking and reporting. We are working diligently toward a more economically prosperous, equitable and environmentally sustainable world.
Socioeconomic Impact

Environmental Responsibility	Environmental Management
As a professional services-based business, ASGN’s carbon footprint is relatively low in comparison to other industries. Nevertheless, we are committed to continually improving our operating performance and making significant and measurable progress toward carbon neutrality. In 2021, we achieved and exceeded our environmental responsibility commitments: (1) we conducted our first comprehensive Greenhouse Gas (GHG) inventory and established our 2019 baseline; (2) we drafted an environmental management policy which was approved and implemented in March 2022; and (3) we made significant progress toward becoming eligible for ISO 14001 certification.

Our environmental responsibility commitments for 2022 are to: (1) reduce GHGs by 55 percent by 2030 compared to our 2019 GHG emission baseline, with focus on the average emissions intensity of our employees; (2) obtain third party verification of our GHG inventory and GRI disclosures; and (3) establish science-based targets and become a signatory of the UNGC's Science Based Target Initiative.

Highlights of our first GHG Inventory: Company-wide, we produced a total of 33,408 metric tons carbon dioxide equivalent ("CO2e") in our baseline year of 2019. In 2020, we produced 17,124 metric tons, resulting in a 49 percent reduction. In 2021, we produced 15,361 metric tons resulting in a 54 percent reduction compared to our 2019 baseline. For the 2019 baseline year, this equates to 6.47 metric tons of CO2e per full-time equivalent employee, and 0.02 metric tons of CO2e per square foot of leased office space. Most emissions in 2019 came from employee commuting (34 percent), followed by business travel (26 percent) and electric consumption (22 percent). The largest emission reductions between 2019 and 2021 came from employee commuting (89 percent), business travel (77 percent), and procurement (28 percent). To achieve our new environmental responsibility goals, we will work diligently and persistently on implementing carbon reduction measures with respect to our office buildings and data centers, employee commuting, business travel and procurement.

Director and Executive Officer Stock Ownership Guidelines

In March 2022, the Board revised the Company's Stock Ownership Guidelines for directors, named executive officers and other designated officers. The guidelines require that certain stock ownership levels be met within five years from appointment or promotion to one of the designated positions. Each Board member must own shares of the Company with a fair market value of four times the director's annual cash retainer fee, which was $75,000 during 2021 for a total ownership requirement of shares with a fair market value of $300,000. The required levels of ownership for executives are based upon a multiple of their annual base salary. Our Chief Executive Officer is required to own a number of shares with a value of five times his annual base salary, and our other named executive officers are required to own a number of shares with a fair market value of three times their annual base salary. The guidelines also provide that directors and officers must retain any net shares that vest or are exercised until such time as the appropriate ownership levels are met. Shares that would be issuable upon the vesting of time-vesting RSUs are considered beneficially owned for purposes of the policy. Stock options and RSUs that have outstanding performance requirements are not included in beneficial ownership. A hardship provision provides a process by which the Compensation Committee can grant an exemption in its sole discretion for exigent circumstances. As of March 1, 2022, all of our directors and named executive officers are compliant with the policy.

Director and Executive Officer Hedging and Pledging Transactions Policy

In 2019, the Board adopted a Hedging and Pledging Transactions Policy that prohibits hedging and pledging of the Company's stock for the Company's directors and executive officers. The policy prohibits participants from pledging the Company's stock as collateral directly or in a margin account, and prohibits participants from hedging the financial risk of ownership of the Company's stock. These limitations include any prepaid variable forward contracts, equity swaps, collars or similar financial instruments designed to hedge or offset any decrease in the market value of the Company's stock. In cases of hardship, officers and directors subject to this policy may request approval for an exemption from the Nominating and Corporate Governance Committee of the Board.

Communicating with the Board

We invite stockholders and other interested parties to communicate any concerns they may have about ASGN with either the Chair of the Board or the directors as a group by writing to the attention of either the Chair of the Board or the directors at ASGN Incorporated, 26745 Malibu Hills Road, Calabasas, California 91301. Any and all such communication will be forwarded by the Secretary of the Company to the Chair of the Board, or all of the directors, as applicable.

Ethics

ASGN has adopted a Code of Business Conduct and Ethics that is applicable to all directors, officers and employees of ASGN. More importantly, the code reflects our policy for dealing with all persons, including our customers, employees, investors, regulators and vendors, with honesty and integrity. A copy of our Code of Business Conduct and Ethics can be found on the Investor Relations-Governance-Governance Documents page of our website at www.asgn.com. In addition, ASGN adopted a Supplemental Code of Business Conduct and Ethics for Directors, Executive Officers and Financial Officers, which applies to our directors, Chief Executive Officer, Chief Financial Officer, other executive officers and senior financial officers. The codes comply with the requirements of Section 406 of the Sarbanes-Oxley Act of 2002. The supplemental code focuses on honest and ethical conduct, full, fair and accurate disclosure in our SEC filings and other public disclosures, compliance with applicable government laws, rules and regulations, and prompt internal reporting of violations of the code. This policy is located on the same page on our website as our Code of Business Conduct and Ethics. You may also obtain a copy of these documents without charge by writing to ASGN Incorporated, 26745 Malibu Hills Road, Calabasas, California 91301, Attn: Secretary.

Compensation Committee Interlocks and Insider Participation

During 2021, the Compensation Committee of the Board was composed of Messrs. Holman and Matin, and Mr. Callaghan replaced Mr. Jones upon his retirement in June 2021. There are no Compensation Committee interlocks and no member of the Compensation Committee is or in 2021 was an officer or employee of ASGN or its subsidiaries, and none of them had any relationships requiring disclosure of certain relationships and related-party transactions. None of the Company’s executives served as a member of the Compensation Committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth the beneficial ownership by the persons listed below of shares of ASGN’s common stock as of March 31, 2022.

Certain information in the table concerning stockholders other than our directors and officers is based on information contained in filings made by such beneficial owners with the SEC. Pursuant to Rule 13d-3 of the Exchange Act among other determining factors, shares are deemed to be beneficially owned by a person if that person has the right to acquire shares (for example, upon the vesting of an RSU) within 60 days of the date that information is provided. In addition, we note that Section 16(a) of the Exchange Act requires the Company’s officers and directors, and persons who own more than 10 percent of a registered class of the Company’s equity securities, to file reports of securities ownership and changes in such ownership with the SEC. In determining the percentage ownership of any person, the amount of shares outstanding is deemed to include any shares beneficially owned by such person (and only such person) but excludes any securities held by or for the account of the Company or its subsidiaries. As a result, the percentage of outstanding shares held by any person in the table below does not necessarily reflect the person’s actual voting power. As of March 31, 2022, there were 51,337,263 shares of ASGN common stock outstanding.

The following tables set forth the beneficial ownership of ASGN’s common stock as of March 31, 2022 for the following persons:

• all stockholders known by us to beneficially own more than five percent of our common stock;
• each of our directors;
• each of our named executive officers, as identified; and
• all of our directors and executive officers as a group.

Unless otherwise indicated, each person listed has sole voting power and sole investment power.

Ownership of More than Five Percent of the Common Stock of ASGN

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (# of shares)	Percent of Common Stock(4)

FMR LLC	5,711,288(1)	11.1%
245 Summer Street
Boston, MA 02210

BlackRock, Inc.	5,663,019(2)	11.0%
55 East 52nd Street
New York, NY 10055

The Vanguard Group, Inc.	4,776,255(3)	9.3%
100 Vanguard Blvd.
Malvern, PA 19355

(1)	Based on information contained in a Schedule 13G/A filed with the SEC on February 9, 2022 by FMR LLC (“FMR”) on its own behalf and on behalf of several affiliated entities, FMR has sole voting power of 966,778 shares of the Company’s common stock, and sole dispositive power of 5,711,288 shares. FMR lists the following subsidiaries, affiliates, other companies and persons on whose behalf the filing was made who may also beneficially own, or be deemed to beneficially own, shares of our common stock: FIAM LLC, Fidelity Institutional Asset Management Trust Company, Fidelity Management & Research Company LLC, Fidelity Management Trust Company, Strategic Advisers LLC, Abigail P. Johnson and members of the Johnson family.
(2)	Based on information contained in a Schedule 13G/A filed with the SEC on January 27, 2022 by BlackRock, Inc. on behalf of various subsidiaries, BlackRock, Inc. directly or indirectly has sole voting power of 5,569,105 shares of our common stock, and sole dispositive power of 5,663,019 shares. The subsidiaries listed in the filing as beneficially owning the shares set forth above include: BlackRock Life Limited, BlackRock Advisors, LLC, Aperio Group, LLC, BlackRock (Netherlands) B.V., BlackRock Fund Advisors, BlackRock Institutional Trust Company, National Association, BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., BlackRock Japan Co., Ltd., BlackRock Asset Management Schweiz AG, BlackRock Investment Management, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock Investment Management (Australia) Limited and BlackRock Fund Managers Ltd.
(3)	Based on information contained in a Schedule 13G/A filed with the SEC on February 9, 2022 by The Vanguard Group, Inc. (“Vanguard”) on its own behalf and on behalf of certain clients, including investment companies registered under the Investment Company Act of 1940 and other managed accounts, Vanguard has shared voting power of 92,311 shares of the Company’s common stock, sole dispositive power over 4,637,286 shares, and shared dispositive power over 138,969 shares.
(4)	For each beneficial owner included in the table above, percentage ownership is calculated by dividing the number of shares beneficially owned by such holder by the 51,337,263 shares of the Company’s common stock outstanding as of March 31, 2022. To the knowledge of the Company, none of the holders listed above had the right to acquire any additional shares of the Company on or within 60 days after March 31, 2022.

Ownership of Directors and Management of ASGN

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (# of shares)(3)	Percent of Common Stock(4)
Brian J. Callaghan(1)	320,015	*
Joseph W. Dyer	6,063	*
Mark A. Frantz	6,689	*
Maria R. Hawthorne	963	*
Jonathan S. Holman	10,106	*
Mariel A. Joliet	8,909	*
Marty R. Kittrell	2,954	*
Carol J. Lindstrom	1,859	*
Arshad Matin	11,583	*
Edwin A. Sheridan, IV(2)	732,613	1.4%
Theodore S. Hanson	221,025	*
Edward L. Pierce	73,771	*
Randolph C. Blazer	58,250	*
George H. Wilson	88,658	*
Jennifer H. Painter	22,727	*
All directors and executive officers as a group (15 persons)	1,566,185	3.0%

*	Represents less than one percent of the shares outstanding.
(1)	All of the ASGN shares beneficially owned by Mr. Callaghan are held in a trust in which he and his wife are both trustees, with the exception that 4,123 shares are held in his name directly.
(2)	Mr. Sheridan holds 40,644 of the ASGN shares he beneficially owns in a revocable trust, 690,414 shares are held in a limited liability company for which he is the sole beneficiary and has the sole right to vote and invest the shares, and the remainder are held in his name directly.
(3)	All amounts shown include shares available upon vesting of RSUs that will vest within 60 days of March 31, 2022. The number of shares beneficially owned by Mr. Wilson includes 27,396 shares that were issuable to him upon the vesting of RSUs within 60 days of March 31, 2022.
(4)	For each individual included in the table above, percentage ownership is calculated by dividing the number of shares beneficially owned by the sum of the 51,337,263 shares of the Company’s common stock outstanding as of March 31, 2021, plus the number of shares of common stock that are issuable upon the vesting of RSUs within 60 days of March 31, 2022 held by such individual (but not giving effect to the shares of common stock that are issuable upon the vesting of RSUs held by others).

The following individuals were executive officers of ASGN in 2021:

Name	Age	Title	Years Experience in Industry	Years with ASGN
Theodore S. Hanson*	54	Chief Executive Officer	over 20 years in industry	23 years with ASGN and Apex Systems
Randolph C. Blazer*	71	President	over 40 years in industry	15 years with ASGN and Apex Systems
Edward L. Pierce*	65	EVP, Chief Financial Officer	20 years CFO experience	10 years
Jennifer H. Painter*	52	SVP, Chief Legal Officer and Secretary	16 years GC experience	9 years
James L. Brill	71	SVP, Chief Administrative Officer and Treasurer	over 35 years as finance executive	15 years
George H. Wilson*	64	Former President, ECS	over 30 years in industry	11 years with ECS
* These individuals are our named executive officers as defined in Item 402 of Regulation S-K of the Securities Act of 1933, as amended (the "Securities Act").

The biography of our Chief Executive Officer is included in the section above entitled "Director Nominees Up for Election" on p. 5.

Randolph C. Blazer joined ASGN as President of Apex Systems in May 2012 as a result of the Company's acquisition of Apex Systems, and was promoted to President of the Company in January 2022. Prior to the acquisition, Mr. Blazer served as Apex Systems' Chief Operating Officer from 2007 to 2012. Formerly, Mr. Blazer served as president of the public sector for SAP America. From 2000 through 2004, Mr. Blazer was chairman and chief executive officer of BearingPoint Inc., one of the world's largest consulting and systems integration firms. From 1977 through 2000, Mr. Blazer held increasing senior positions with KPMG. Under his leadership, KPMG Consulting launched the fourth-largest IPO in NASDAQ's history, becoming the first of the Big Five consulting firms to separate from its audit and tax parent and become an independent, publicly-traded company. Since September 2012, Mr. Blazer has been a board member of AtSite, Inc., a private company that provides building solutions for facilities and real estate teams. Mr. Blazer holds a bachelor's degree in economics from McDaniel College and a master of business administration degree from the University of Kentucky.

Edward L. Pierce joined ASGN in September 2012 as Executive Vice President and Chief Financial Officer. Prior to this appointment, Mr. Pierce served on the Board of Directors for the Company from December 2007 to August 2012. From March 2011 through August 2012, Mr. Pierce was an executive in residence at Flexpoint Ford, a private equity firm. From October 2006 to March 2011, Mr. Pierce served as executive vice president and chief financial officer, and later as president of First Acceptance Corporation, a publicly-traded retailer, servicer and underwriter of non-standard private passenger automobile insurance. From May 2001 through February 2006, Mr. Pierce served as the executive vice president, chief financial officer and as a director of BindView Corporation. From November 1994 through January 2001, Mr. Pierce held various financial management positions, including executive vice president and chief financial officer of Metamor Worldwide, Inc. Mr. Pierce received his bachelor of science degree in accounting from Harding University and began his career with Arthur Andersen & Co. in Houston, Texas.

Jennifer Hankes Painter joined ASGN in June 2013 as its General Counsel and Secretary and was promoted to Senior Vice President, Chief Legal Officer in 2014. Ms. Painter focuses on legal and compliance issues affecting the Company, including mergers and acquisitions, litigation, corporate governance and Board support. Ms. Painter joined ASGN after serving as general counsel, chief compliance officer and secretary of MRV Communications, Inc., a global provider of telecommunications equipment and services, from 2009 to 2013. From 2004 through 2008, Ms. Painter served as vice president and assistant general counsel for The Ryland Group, Inc., a leading national homebuilder traded on the NYSE. From 2001 through 2004, Ms. Painter served as vice president and general counsel of Cadiz, Inc., a water and agricultural company traded on NASDAQ. Prior to joining Cadiz, Ms. Painter was employed as an associate with Sullivan & Cromwell LLP, an international law firm, where she dealt with mergers and acquisitions, securities, and other corporate matters. She was an officer in the U.S. Army Corps of Engineers prior to her legal career. She received a bachelor of science degree in civil engineering from the U.S. Military Academy and a juris doctor degree from Loyola Law School of Los Angeles.

James L. Brill joined ASGN as Senior Vice President, Finance and Chief Financial Officer in January 2007, and has been instrumental in the growth of ASGN. In his current role as Chief Administrative Officer and Treasurer which he took on in 2012, Mr. Brill oversees human resources, risk management, banking and cash management along with assisting in investor relations. Prior to ASGN, Mr. Brill was vice president, finance and chief financial officer of Diagnostic Products Corporation, a medical diagnostic products and solutions company that was later acquired for $1.9 billion by Siemens in July 2006. Mr. Brill was also the chief financial officer of Jafra Cosmetics International; vice president of finance and administration, and chief financial officer of Vertel Corporation, a provider of telecommunication systems management software and services; and senior vice president, finance and chief financial officer of Merisel, Inc., a worldwide distributor of computer hardware and software. Mr. Brill served on the board of directors of Onvia Inc., a provider of business to government commerce intelligence for companies desiring to grow their public sector business and for government agencies desiring to improve their procurement efficiencies from 2004 until its sale in December 2017, and was the chairman of their audit committee. Mr. Brill holds a bachelor of science degree from the U.S. Naval Academy and a masters of business administration degree from the UCLA Anderson School of Management.

George H. Wilson joined ASGN as the President of ECS when it was acquired in April 2018, and he remained in that position until January 2022, when he transitioned to the role of Executive Adviser until his retirement in April 2022. Under his leadership, ECS grew from a small, services-oriented business into a company with more than 3,000 employees providing cloud services, cybersecurity, and IT modernization and advanced engineering solutions. Mr. Wilson joined ECS in 2011 as chief strategy officer and was promoted to president and chief executive officer in February 2014. Prior to joining ECS, he was instrumental in growing Stanley Inc. from a small, private business with 20 employees and $2 million in revenue to a public company of nearly 6,000 employees and more than $900 million in annual revenue. While at Stanley, Mr. Wilson organized and led executive teams responsible for customer relations, corporate development, business growth, strategic investments and company strategy. He is a board member of Professional Services Council, Brain Injury Services, and the Northern Virginia Community Foundation. Mr. Wilson received the 2018 Wash100 award, recognizing his impact in the Government Contracting sector. Mr. Wilson holds a bachelor of science degree in electrical engineering from the U.S. Naval Academy and a master of business administration degree from George Washington University.

EXECUTIVE COMPENSATION DISCUSSION AND ANALYSIS

Compensation Committee Chair Letter

Dear Stockholder,

Global uncertainty around the COVID-19 pandemic continued to test us through 2021, but the ASGN team rose to the challenge by supporting our customers and employees and delivering exceptional results. Highlights for 2021 included:

a.Achieving record revenues of $4.0 billion, net income of $409.9 million and Adjusted EBITDA (earnings before interest, tax, depreciation and amortization) of $483.1 million, up 14.5, 234.6 and 23.0 percent, respectively, over 2020;

b.Completing three strategic acquisitions which, combined with our current consulting business, brought revenues derived from our focused approach on IT services and solutions to over 90 percent of our total revenues though most of the Company's growth continues to be organic;

c.Divesting the Company's Oxford Global Resources, LLC business, which no longer fit with ASGN’s long-term growth strategy, and ultimately enabling our Company to redeploy our capital to enhance our IT consulting capabilities and services in the commercial and federal government sectors; and

d.Continuing to actively advance our ESG efforts, including notably becoming a corporate participant in the United Nations Global Compact.

Our committee was focused on ensuring that our compensation programs maintained rigorous pay-for-performance dynamics and were aligned with our stockholders, strategic objectives, and the well-being of our colleagues. Last year, the committee took a number of actions in response to COVID-19 so that our compensation programs continued to motivate strong performance even during a period of substantial uncertainty. These included: (i) setting a 100 percent relative total shareholder return ("TSR") goal for our 2020 performance-based RSU; and (ii) implementing a one-time bonus scorecard design that combined key financial and strategic objectives. In 2021, we continued evolving our compensation structure, implementing several changes we had originally intended to make in 2020 prior to the onset of COVID. Notably, we:

a.Updated our short-term cash incentive bonus program based primarily on financial performance (following the scorecard design we used in response to COVID-19), with a significant shift in goal-setting philosophy intended to increase the rigor of targets. We also based a portion of each executive’s bonus on additional strategic objectives through MBOs (management by objectives), including tying our Chief Executive Officer to progress on our ESG initiatives; and

b.Implemented our new long-term performance-based RSU design, which includes a NOPAT (net operating profit after taxes) growth financial goal and a relative TSR modifier with three-year measurement periods.

Our new programs have effectively tied executives to our strategic objectives and motivated continued strong performance. We are also pleased to have received 97.6 percent say-on-pay support in 2021 following approximately 95 percent approval in 2020. While we view our recent votes as a strong endorsement of the changes we have made following our disappointing 2019 say-on-pay vote, we continue to proactively engage with our stockholders and review our compensation programs frequently to ensure they are aligned with best practices and best support our business.

As a committee, we believe that compensation programs should support long-term stockholder value creation, and that the best way to do so is to reward our employees appropriately and in support of our growth strategy. In the following Compensation Discussion and Analysis section, our goal is to be completely clear and transparent on steps taken to support our objectives, and to demonstrate our unequivocal emphasis on tying pay to performance.

Jonathan S. Holman
(Compensation Committee Chair)

Executive Summary

Our executive compensation program is designed to attract and retain high-caliber executive officers, and to motivate and reward performance that is consistent with our corporate objectives and stockholder interests. Our policy is to provide a competitive total compensation package that shares our success with our named executive officers, as well as other employees, when our goals are met.

Company Performance

Despite the ongoing uncertainty of COVID in 2021, the combination of our differentiated business model and strong operational performance by our team preserved stockholder value and led to the eighth consecutive year that we achieved above-industry growth in the end markets we serve. In addition, we experienced a notable increase in our stock price:

ASGN’s Strategic Direction

Through our strategic goals of Execute, Scale, and Acquire, we drive strong financial performance through sustainable strategic actions that provide short-term benefits to our business and position us for long-term success.

Execute
* Expand IT service offerings to customers
* Deploy digital technologies to enhance connectivity, productivity and efficiency in a new hybrid work environment
* Emphasize environmental, social and governance efforts that drive long-term financial returns

Scale
* Grow base of large accounts that are stable revenue sources and quickly adopt new technologies
* Deepen penetration among existing customer base through value-added service offerings
* Utilize free cash flow in best interests of all stakeholders

Acquire
* Target acquisitions that bring new solution capabilities with industry experience and new customers
* Focus on companies with financial and cultural profiles similar to ASGN
* Ensure acquisitions are accretive to earnings while also supporting ASGN's unique delivery model

ASGN is a leading provider of IT services and professional solutions, including technology, creative and digital, across the commercial and government sectors. In addition to our significant government and consulting businesses, we are a leader in multiple areas of the U.S. staffing industry. According to the most recent report published in September 2021 by Staffing Industry Analysts ("SIA"), a globally-recognized staffing industry research company representing over $100 billion in annual contingent workforce spend and with over 1,000 member companies, ASGN is the second-largest IT staffing company and marketing and creative staffing company in the United States, and the third-largest U.S. clinical and life sciences staffing company.

Our status as an industry leader is further evidenced by our robust financial performance, as our differentiated business offerings and impactful merger and acquisition strategy have allowed us to gain market share and drive meaningful performance. In each of the past three years, ASGN’s revenue growth has exceeded market projections for revenue growth in our industries. The significant majority of this growth was organic, but other tuck-in acquisitions have had a positive, impact as well. We have also increased our offerings in the government services industry and consulting, with 7.8 percent growth in our government services business in 2021 versus industry growth of 2.7 percent as estimated by a market report from Deltek GovWinIQ Federal IT forecasts provided in June 2021, and 68.3 percent growth in our consulting business versus 2021 consulting growth of approximately 10.7 percent in the markets which we serve as estimated by Gartner Market Statistics in their 1Q22 Invest Quarterly Sector Outlook published in March 2022.

(1) Weighted average industry growth rates for IT consulting (by Gartner Market Statistics), federal government IT services (by Deltek GovWinIQ Federal IT forecast), and IT staffing, marketing/creative staffing and direct hire (Staffing Industry Analysts report). Average industry growth rates are weighted by the relative size of ASGN's business in each of these industries.

(1) Net income in 2021 includes the gain on sale of the Oxford business.
(2) A reconciliation of Adjusted EBITDA to net income for 2021 is included in Annex A, and is in Annex A of our prior proxy statements for the prior year numbers.
(3) Each bar reflects total returns since 12/31/2018 through 12/31 of the applicable year.

Summary of Say-on-Pay and Responsiveness

Stockholder engagement is a key value and a significant part of our ongoing review of corporate governance and executive compensation practices. We are committed to actively seeking feedback from our stockholders to foster a constructive dialog on our programs as well as the decision-making process behind them.
Following our 2019 vote, our Compensation Chair has engaged with stockholders representing over half of our outstanding stock. Based on these engagements and the valuable constructive feedback received, we made a number of enhancements to our programs in 2019 through present. We are pleased with the positive response we have received from stockholders on these changes.

Say-on-Pay Outcomes and Responses:

2019 – following 36 Percent Say-on-Pay Vote	2020 – following 94.9 Percent Say-on-Pay Vote	2021 to present – following 97.6 Percent Say-on-Pay vote
◦Conducted stockholder outreach with 52 percent of our outstanding shares	◦Reached out to approximately 30 of our largest stockholders	◦Reached out to approximately 30 of our largest stockholders
◦Set new CEO’s compensation around the 25th percentile of market ◦Introduced a robust clawback policy	◦Following COVID, delayed implementation of new bonus program and financial PSU given uncertainty	◦Implemented the updated cash incentive program and performance-based RSU designs developed in 2020
◦Expanded proxy disclosure on our compensation programs	◦Implemented a three-year 100 percent relative TSR performance-based RSU and a scorecard bonus program to maintain program effectiveness through COVID
◦Expanded stock ownership guidelines to require all named executive officers to hold a minimum of three times their annual salary and eliminated RSUs with performance requirements from the determination of beneficial ownership

◦Developed an updated cash incentive program design with more rigorous performance goals
◦Developed new three-year financial performance-based RSU grant framework with relative TSR modifier
◦Ensured all executive equity awards were double-trigger
◦Introduced an expanded anti-hedging and pledging policy

Compensation Philosophy
Program Overview
Our executive compensation program is tied to our near-and long-term business strategy and keeps our named executive officers focused on sustaining industry-leading financial and share-price performance.

Element	Purpose
Base Salary ✓ Attract and retain ✓ Stable value delivery	• Fixed compensation, payable in cash • Provides executives with security and continuity in compensation • Key component of attracting and retaining qualified executives
Cash Incentives ✓ Pay for short-term performance ✓ Align with strategy	• Variable, cash-based compensation rewards executives for performance against key financial, operating and strategic goals • Performance-based, with payouts only received for strong performance
Equity ✓ Pay for sustained, long-term performance ✓ Align executives and stockholders ✓ Long-term retention
• Emphasizes long-term operational performance and stockholder value growth
• Ties opportunities for wealth creation and stock ownership directly to the long-term success of ASGN
• Promotes retention of executives
• Aligns executives with the interests of our stockholders
• Encourages maximization of stockholder value

Compensation Policies and Practices
Our pay-for-performance philosophy and executive compensation governance provide a framework for executives to achieve ASGN’s financial and strategic goals without encouraging excessive risk-taking in their business decisions. Key practices include:

WHAT WE DO	WHAT WE DON'T DO
✓ Emphasis on pay-for-performance

✓ Challenging performance goals for incentive programs, requiring above-market performance to be earned at target levels, and significantly higher performance for stretch goals above target

✓ Extensive stockholder outreach; requested engagement and/or held discussions with stockholders holding over 50 percent of our shares in 2019, and requested engagement with as many in 2020 and 2021 as well

✓ Compensation program designed to mitigate undue risk-taking

✓ Double-trigger required for change in control severance provisions

✓ Rigorous stock ownership guidelines for executives and directors

✓ Claw back policy in place for executive performance compensation

✓ We engage an independent compensation consultant

x No gross-ups related to executive compensation, excise taxes or otherwise

x Directors and executives are prohibited from hedging and pledging the Company’s stock

x No excessive perquisites

x No repricing of stock option awards

2021 Compensation Program
The Compensation Committee strives to achieve a balance between cash and equity compensation as well as long-term and short-term incentive compensation which aligns with our stockholders’ interests. A fundamental objective of the Compensation Committee is to make a substantial portion of each executive officer’s compensation contingent upon the Company's performance, as well as upon his or her own individual level of performance so that each executive officer is compensated for results. The Compensation Committee furthers this objective through an annual performance-based cash incentive program and an equity incentive program which includes equity for which vesting is subject to performance of the Company's stock versus our industry over a three-year period. The Compensation Committee uses equity awards to align the remuneration potential for the executive officers with stockholder interests.

The following tables illustrate that a significant portion of our named executive officers' 2021 target compensation was at-risk.

ASGN's Executive Pay Design Supports the Company’s Corporate Strategy

Named Executive Officers' Total Target Compensation for 2021
Each year, the Compensation Committee assesses the competitive positioning of our named executive officers relative to our peers and, if appropriate in consideration of each executive’s context, role and performance, adjusts their target compensation for the following year. The table below reflects the Compensation Committee’s compensation decisions for named executive officer target compensation in 2021, based on the Committee’s assessment of the Company’s and each executive’s performance in 2020. The equity incentive values shown below reflect the dollar-denominated target value of the awards, without inclusion of a Monte Carlo modification for accounting purposes.

Name	Salary	Target Short-Term Cash Incentive Bonus	Time-Based RSUs	Performance-Based RSUs	Total
Theodore S. Hanson(1)	$975,000	$1,218,750	$1,600,000	$2,400,000	$6,193,750
Randolph C. Blazer	900,000	900,000	1,000,000	1,000,000	3,800,000
Edward L. Pierce	650,000	585,000	600,000	600,000	2,435,000
Jennifer H. Painter	475,000	380,000	375,000	375,000	1,605,000
George H. Wilson	575,000	575,000	600,000	600,000	2,350,000

Note that the equity amounts listed in the table above that were delivered as performance-based RSUs will not match the amounts in the Stock Award column in the Summary Compensation Table below because the grant date of performance-based RSUs occurs when the performance targets are set. Also, since targets under our 2018 and 2019 performance-based RSUs awards were established annually, awards listed in the Summary Compensation Table include portions of those prior year equity awards, as described in more detail in "Equity Incentive Compensation" below, however these awards are now complete and will not show up in future years. Further, the accounting treatment of our performance-based RSUs takes into account a Monte Carlo valuation which deviates slightly from the target award value.
Salary
Our salaries reflect the responsibilities of each named executive officer and the competitive market for comparable professionals in our industry and are set to create an incentive for executives to remain with us. Base salaries and benefits packages are the fixed components of our named executive officers' compensation and do not vary with the Company's performance. Each named executive officer’s base salary is set by considering market data as well as the performance of such officer.

Name	2020 Annual Salary	2021 Annual Salary	Increase
Theodore S. Hanson	$930,000	$975,000	5%
Randolph C. Blazer	840,000	900,000	7%
Edward L. Pierce	630,000	650,000	3%
Jennifer H. Painter	430,000	475,000	10%
George H. Wilson	530,000	575,000	8%

Mr. Blazer, Mr. Wilson and Ms. Painter each received larger salary increases for 2021 relative to the increases approved for Messrs. Hanson and Pierce. The Compensation Committee deemed these adjustments necessary to reflect their significant experience and tenure and, with respect to Ms. Painter, to improve her positioning relative to peers.

Annual Cash Incentive Bonus
ASGN’s cash incentive bonus program had historically featured a two-tiered payout structure. In response to stockholder feedback and to better align the program with our business, we had intended to modify our approach in 2020 to a linearly-interpolated leverage curve anchored on performance relative to our annual budget and market growth. However, prior to finalizing the approach in March 2020, the onset of COVID created material uncertainty for goal-setting and shifted our focus for 2020 to managing the impact of COVID and positioning ourselves for success through the pandemic. In response, the Committee implemented a scorecard bonus program for 2020 to better measure and incentivize executive performance on several key financial and strategic priorities. In addition, each of our named executive officers had a portion of his or her bonus tied to individual goals (including MBOs and/or segment performance goals). For 2021, the Committee replaced the scorecard element of the bonus with the updated goal-setting approach developed prior to COVID, which required significant outperformance of goals to achieve maximum performance, with an intent to only provide maximum payouts in exceptional performance years. This updated goal-setting approach was implemented in part in response to stockholder input received during the Chair of the Compensation Committee's outreach efforts.
Named executive officers are eligible to receive annual cash incentive bonuses for 2021, subject to the achievement of rigorous performance goals tied to profitability and growth objectives at the corporate level (and, with respect to Messrs. Blazer and Wilson, at the division levels) as well as individual objectives for each executive. Targets are generally set by the Compensation Committee and are informed by both the Company’s strategic plans and the projected growth of the broader market.

Fiscal Year 2021 Cash Incentive Bonus Goals

The financial goals of our 2021 cash incentive bonus were based: (i) on the Company's adjusted EBITDA growth percentage; and (ii) the Company's revenue growth percentage (with segment-focused goals for Messrs. Blazer and Wilson). The Compensation Committee chose these metrics because they align with our key priorities and effectively balance the incentivization of both top- and bottom-line growth.

The financial targets that we set are based on both our internal financial plans and third party market growth estimates and are designed to reward executives for execution against our business strategy and outperforming our peers. No awards are paid unless the threshold growth percentages are achieved, and the maximum award under the plan is capped at 200 percent of target.

2021 Financial Goals:

	Threshold (25% Payout)	75% Payout	Target (100% Payout)	125% Payout	Max (200% Payout)	Results	Payout Achieved
Consolidated ASGN Targets (80% Adjusted EBITDA, 20% Revenue) growth over prior year:
Adj. EBITDA	—%	2.92%	3.54%	4.17%	7.54%	19.19%	200%
Revenue	1.45%	4.49%	5.45%	6.41%	9.45%	12.39%	200%

Apex Segment Targets (80% Adjusted EBITDA, 20% Revenue) growth over prior year:
Adj. EBITDA	—%	1.85%	2.25%	2.65%	6.25%	18.88%	200%
Revenue	1.26%	4.33%	5.26%	6.18%	9.26%	16.04%	200%

ECS Segment Targets (80% Adjusted EBITDA, 20% Revenue) growth over prior year:
Adj. EBITDA	6.90%	8.98%	10.90%	12.82%	14.90%	9.80%	86%
Revenue	2.29%	5.18%	6.29%	7.40%	10.29%	2.34%	25%

For purposes of the above, Adjusted EBITDA is used for performance targets and is different from the similar metric we provide in our earnings releases. For a reconciliation of Performance Target Adjusted EBITDA to net income, see Annex A.

Individual MBOs

Executives were also measured on their individual performance relative to the key MBOs, and the Compensation Committee certified achievement for the MBOs as set forth below:

Name	MBO	Assessment of Performance	Achievement (% of Target)
Theodore S. Hanson	•Progress on key company ESG goals (25%) •Corporate strategy (25%) •Succession management (50%)	•Stretch (150%) •Stretch (150%) •Stretch (150%)	150%
Randolph C. Blazer	•ECS and Apex sales synergies (50%) •Succession management for Apex (50%)	•Target (100%) •Super Stretch (200%)	150%
Edward L. Pierce	•Ensure corporate function support (50%) •ECS business development (25%) •Corporate strategy (25%)	•Super Stretch (200%) •Target (100%) •Super Stretch (200%)	175%
Jennifer H. Painter	•Ensure corporate function support (50%) •Management through COVID-19 (25%) •Legal budget management (25%)	•Super Stretch (200%) •Stretch (150%) •Stretch (150%)	175%
George H. Wilson	•Succession management for ECS (30%) •ECS and Apex sales synergies (30%) •ECS business growth (40%)	•Super Stretch (200%) •Target (100%) •Target (100%)	130%

Based on the performance achievement outlined above, executives received the following payouts for 2021:

	Component Weighting			Payouts
Name	Consolidated Goals	MBOs	Segment Goals	Consolidated Goals	MBOs	Segment Goal	Total
Theodore S. Hanson	80%	20%	—	$1,950,000	$365,625	$—	$2,315,625
Randolph C. Blazer	15%	20%	65%	270,000	270,000	1,170,000	1,710,000
Edward L. Pierce	80%	20%	—	936,000	204,750	—	1,140,750
Jennifer H. Painter	80%	20%	—	608,000	133,000	—	741,000
George H. Wilson	15%	20%	65%	172,500	149,500	275,862	597,862

Equity Incentive Compensation
The Compensation Committee annually approves grants of RSUs to ASGN’s executive officers, including its named executive officers. These grants are designed to balance the comparatively short-term rewards of the annual cash incentive bonuses with long-term stock price performance, to align the interests of each executive officer with those of the stockholders, and to provide each individual with a significant incentive to manage their responsibilities from the perspective of an owner with an equity stake in the business. In addition, ASGN believes that granting equity awards with long vesting periods creates a retention incentive and encourages the executive officers to focus on the Company’s long-term business objectives and long-term stock price performance.
To further strengthen the performance alignment of our long-term incentive program and respond to feedback from our stockholders, the Company had designed and intended to implement in 2020 a performance-based RSU with three-year financial goals and a relative TSR modifier. As the onset of the COVID pandemic preceded the granting of these awards and challenged long-term financial goal setting, the Committee determined to grant performance-based RSUs based entirely on relative TSR for the Company's 2020 grants. Consistent with its original intention for 2020, the Committee granted performance-based RSUs in 2021 with three-year financial targets and a relative TSR modifier.
2021 Awards
In 2021, ASGN’s executives received two types of annual equity grants: (i) RSU awards based on time, and (ii) performance-based RSUs with a three-year financial target and relative TSR modifier. This approach was taken in part to respond to investor feedback around focusing executives on multi-year performance and to incorporate relative performance measurements into our plans. These awards were sized in consideration of each executive’s role and responsibility and intended to create alignment and retention incentives to drive long-term performance and further tie executives to stockholder outcomes.
The 2021 time-based and performance-based RSUs awarded to our named executive officers are listed below. The dollar-denominated target amounts listed in the table will not match the amounts in the Stock Award column in the Summary Compensation Table or the Grants of Plan-Based Awards table. Because targets under our pre-2020 performance-based RSUs awards were established annually, awards listed in the Summary Compensation Table and Grants of Plan-Based Awards table include portions of prior year equity awards, as described in more detail below. In addition, the accounting treatment of the performance-based RSU awards takes into account a Monte Carlo valuation which deviates slightly from the target award value.

Name	Time-Based RSU Awards (# of RSUs)	Performance-Based RSU Awards (# of RSUs at 100% achievement)	Aggregate Target Award Value
Theodore S. Hanson	19,860	22,012	$4,000,000
Randolph C. Blazer	12,413	9,171	2,000,000
Edward L. Pierce	7,447	5,503	1,200,000
Jennifer H. Painter	4,654	3,439	750,000
George H. Wilson	7,447	5,503	1,200,000

Time-Based RSUs
Our Compensation Committee wanted to provide stability and retention to our named executive officers, so awarded a portion of their RSUs based on their continued service to the Company through the vesting period. On January 4, 2021, our Chief Executive Officer received 40 percent of the value of his annual equity grant in time-based RSUs, and the other named executive officers received 50 percent of the value of their equity grant in time-based RSUs. These awards vest in three equal, annual installments on each of January 2, 2022, 2023 and 2024, subject to the executives' continued service to the Company through each such date.
Performance-Based RSUs
The remainder of each executive's 2021 grants was delivered as performance-based RSUs which vest upon the attainment of average NOPAT growth over a three-year performance period, with the potential for positive or negative adjustment based on the Company's TSR over the performance period relative to a 39-company comparator group outlined below. NOPAT, which is a non-GAAP (U.S. Generally Accepted Accounting Principles) financial measure, is GAAP net operating income as adjusted for non-GAAP items including depreciation, amortization, stock-based compensation, acquisition, integration and strategic planning expenses and other adjustments including the elimination of any benefits from acquisitions or dispositions during the year. The performance-based RSUs will be eligible to vest on January 2, 2024 subject to achievement of the performance targets as follows, and subject to pro rata vesting in the case of the named executive officer's termination of employment due to retirement or a termination by the Company without cause:
Payout Schedule

Three-Year Average NOPAT Growth Goals		Relative TSR Modifier
NOPAT Growth vs Prior Year Actual	Achievement	Relative TSR	Modifier Impact
≥ 8.5%	200%	≥75th P	+25%
6.5%	150%	40th - 60th P	—
4.5%	100%	≤25th P	-25%
2.0%	75%
1.0%	50%
<1.0%	—%

Outcomes relative to this schedule are measured over the three years and averaged to determine final NOPAT payout.		The final NOPAT growth outcome is then modified by an increase or decrease of up to 25 percent of the number of RSUs issued based on ASGN's TSR performance relative to a 39-company comparator group (outlined below).
TSR Comparator Group: The following companies constitute the TSR comparator group for 2021 performance-based RSU awards, and were selected using the following criteria:

•IT Consulting and Other Services; Research and Consulting Services; and Human Resource and Employment Services
•Publicly-traded, U.S.-based company
•Russell 3000 constituent
•>$500MM in revenue

◦Amdocs Limited	◦KBR, Inc.
◦Barrett Business Services, Inc.	◦Kelly Services, Inc.
◦Booz Allen Hamilton Holding Corporation	◦Kforce Inc.
◦CACI International Inc.	◦Korn Ferry
◦CBIZ, inc.	◦Leidos Holdings, Inc.
◦Cognizant Technology Solutions Corporation	◦ManpowerGroup inc.
◦CoreLogic, Inc.	◦ManTech International Corporation
◦CoStar Group	◦Mistras Group, Inc.
◦Dun & Bradstreet Holdings, Inc.	◦Nielsen Holdings PLC
◦DXC Technology Company	◦Perficient, Inc.
◦EPAM Systems, Inc.	◦Perspecta Inc.
◦Equifax Inc.	◦Resources Connection, Inc.
◦FTI Consulting, Inc.	◦Robert Half International Inc.
◦Gartner, Inc.	◦Science Applications International Corporation
◦GP Strategies Corporation	◦TransUnion
◦Heidrick & Struggles International, Inc.	◦TriNet Group, Inc.
◦Huron Consulting Group Inc.	◦TrueBlue, Inc.
◦ICF International, Inc.	◦Unisys Corporation
◦Insperity, Inc.	◦Verisk Analytics, Inc.
◦International Business Machines Corporation

Goals for Legacy Performance-Based RSU Awards
All of our named executive officers received a portion of their 2018 and 2019 equity awards as performance-based equity awards that vest in three equal, annual installments (tranches), with each tranche tied to the attainment of performance targets established by the Committee at the beginning of each successive year. These legacy awards do not carry forward and 2021 is the last year that a portion of these grants were outstanding. In addition, according to the terms of the legacy awards, if the performance goal was not attained in full, any annual portion of these RSUs that were not earned would roll forward one year to become part of the following year performance-target grants. This roll-forward provision was eliminated beginning with 2020 awards.
In 2021, the Committee set goals for the last tranche of the 2019 award as well as for the unearned portions of the 2018 and 2019 awards from 2020, consistent with legacy award provisions:

	2018 Goals	2019 Goals	2020 Goals	2021 Goals
2018 Award	Tranche 1	Tranche 2	Tranche 3	Unearned portion of Tranche 3

2019 Award		Tranche 1	Tranche 2	Tranche 3 + Unearned portion of Tranche 2
2021 goals for our named executive officers were set as follows:

Executive	Maximum Number of Shares to be Earned(1)	Payout Opportunity as a Percent of the Maximum Opportunity (based on 2021 Adjusted EBITDA)
		Threshold Requirement - Adjusted EBITDA(3): $392.8 million	Maximum Opportunity - Adjusted EBITDA: $409.1 million
Theodore S. Hanson	19,568(2)	50%	100%
Randolph C. Blazer	5,822	50%	100%
Edward L. Pierce	3,788	50%	100%
Jennifer H. Painter	1,730	50%	100%
George H. Wilson	3,779	50%	100%

(1)
Reflects performance-based RSUs with vesting tied to 2021 performance (i.e., the third tranche of the 2019 award, and the unearned portions of the third tranche of the 2018 award and second tranche of the 2019 award).

(2)	Mr. Hanson's larger RSU number is due to a special performance-based RSU grant provided to him upon his promotion to the role of Chief Executive Officer in 2019, and the fact that his grants in 2018 and 2019 were strongly weighted to performance compared to the other named executive officers.
(3)	A calculation of Adjusted EBITDA and its reconciliation to net income is available in Annex A.

As the Company achieved consolidated Adjusted EBITDA of $470,355,274 in 2021, each named executive officer earned 100 percent of the legacy RSUs subject to 2021 performance.

Process for Determining Compensation

The role of our Compensation Committee is to oversee our executive plans and policies, administer our equity plans, and approve all compensation for our named executive officers.

Our Compensation Committee generally seeks input from our Chief Executive Officer and our Chief Legal Officer when discussing executive performance and compensation levels for named executive officers (other than their own compensation). Our Chief Legal Officer has the responsibility of advising the Compensation Committee and coordinating with any third-party compensation advisers. The Compensation Committee also works with our Chief Financial Officer to evaluate the financial, accounting and tax implications of compensation actions. None of our named executive officers participates in deliberations regarding his or her own compensation. Our Compensation Committee deliberates and determines compensation decisions related to our Chief Executive Officer in executive session, outside of the presence of the Chief Executive Officer.

The Compensation Committee oversees the executive compensation program and determines compensation for the Company’s executive officers. The Compensation Committee recognizes that, from time to time, it is appropriate to enter into compensatory agreements with key executives, and has done so with each of our named executive officers. Through these agreements, ASGN seeks to further motivate such individuals, retain their services, and secure confidentiality and non-solicitation obligations, applicable both during and after their employment. These compensatory agreements include executive employment agreements and severance arrangements.

The Compensation Committee also compares our performance against that of our peer group as part of its oversight responsibilities and uses industry performance data to set performance targets. The peer group was developed with advice from Semler Brossy to include ASGN’s key business and talent competitors, with a focus on:

•Related industry companies in the staffing and consulting and government services areas; and
•Companies generally within a range of 0.25x to 2.0x ASGN’s revenue and market cap on a pro-forma basis (with some exceptions for strong business fits).

Based on these criteria, the peer group used for 2021 compensation is presented in the table below, and is the same peer group that was used for 2020 compensation:

	Financials (in millions)(1)
Name	Revenues	Market Capitalization
Amedisys, Inc.	$2,072	$9,624
Booz Allen Hamilton Holding Corporation	7,849	12,022
CACI International Inc.	5,889	6,288
EPAM Systems, Inc.	2,659	20,064
FTI Consulting, Inc.	2,461	3,875
ICF International, Inc.	1,507	1,402
Insperity, Inc.	4,287	3,123
Kelly Services, Inc.	4,612	808
Kforce Inc.	1,398	875
Korn Ferry	1,735	2,356
ManTech International Corporation	2,518	3,589
MEDNAX, Inc.	1,734	2,058
Perspecta Inc.	4,475	3,876
Premier, Inc.	1,447	4,286
Robert Half International Inc.	5,109	7,010
Science Applications International Corporation	6,879	5,510
Unisys Corporation	2,026	1,241
Willis Towers Watson PLC	8,615	27,158
75th Percentile	4,985	6,829
50th Percentile	2,589	3,875
25th Percentile	1,808	2,133
ASGN Incorporated	$3,502	$4,419

(1)	Revenues reflect last 12 months as of December 31, 2020, and the market capitalization values are as of December 31, 2020 (end of fiscal year prior to 2021 pay decisions).

Other Benefits

Company-Sponsored Health and Welfare Benefits

Our executives and their legal dependents are eligible to participate in Company-sponsored health and welfare plans. These benefits are designed to be competitive with overall market practices and to attract and retain employees with the skills and experience needed to promote ASGN’s goals. The Compensation Committee believes that providing this coverage opportunity and enabling payment of the employee portion of such coverage costs through payroll deductions encourages our executives and their legal dependents to avail themselves of appropriate medical, dental and other health care services, as necessary, to help ensure our executives’ continued ability to contribute their efforts towards achieving ASGN’s growth, profitability and other goals.

401(k) Plan

ASGN and its subsidiaries offer tax-qualified 401(k) plans to our U.S. employees. Some of our named executive officers and other employees are not eligible to fully participate up to the maximum contribution levels permitted by the Internal Revenue Code of 1986, as amended (the "Code") in their applicable 401(k) plan or receive Company matches as a result of their status as “highly compensated” employees under the Code.

Deferred Compensation Plan

The Company maintains a Deferred Compensation Plan (the "DCP") to provide an added benefit to executives who want to defer more of their compensation than they are able to under their 401(k) plan. Under the DCP, executives can defer up to 100 percent of their bonus and 75 percent of their base salary to a later date or series of dates at their election. The deferred amounts are not taxable to the participant until paid out pursuant to the participant's deferral election. Participants can choose from a number of investment fund options that are similar to the investment fund options available under the Company's 401(k) plan, and can change their investment fund election from time to time. The Company does not match any contributed funds. The plan is administered by a third party administrator, and the funds are invested by a rabbi trustee. The benefits to the plan are that funds contributed to the plan are tax-deferred without government contribution limits, however, upon a change in control of the Company, participants lose the deferral benefit and funds will be distributed to them in a lump sum. Further, the funds are not protected in the event of a corporate insolvency or bankruptcy and are considered unsecured claims against the Company. Participants are not allowed to withdraw their funds from the plan early, however in the case of an unforeseeable emergency, a participant may request a hardship exemption.

Severance and Change in Control Benefits

In 2021, each of our named executive officers was party to an employment or other agreement that provides for severance upon a qualifying termination of employment. Additionally, pursuant to the Company's Change in Control Severance Plan, as amended (the "CIC Severance Plan") in which all of the named executives participated, ASGN provides for cash severance, the vesting of equity grants and other benefits in the event the executive is terminated under certain defined circumstances following a change in control of our Company. Further the performance-based RSU grants for 2021 provide for pro rata vesting if an executive is terminated by the Company without cause. We feel that these severance triggers and levels (described in more detail below) are appropriate to ensure our executive officers’ financial security, commensurate with their positions, in order to permit them to stay focused on their duties and responsibilities and promote the best interests of ASGN in all circumstances.

Perquisites

In 2021, ASGN made reasonable perquisites available to Messrs. Hanson, Pierce, Blazer and Wilson, including a monthly automobile allowance, payment or reimbursement of actual expenses incurred by the executive officer in connection with an annual physical examination (subject to specific limits), and/or payment or reimbursement of actual expenses incurred for tax preparation and financial planning services (again, not to exceed specific limits). The Compensation Committee acknowledges the considerable time and focus demanded of our executive officers by their work duties as well as their role as “ambassadors” of ASGN and authorizes these benefits in order to limit the impact and distraction of attending to these personal responsibilities. Additionally, the Compensation Committee believes the executives perceive these perquisites to be valuable and therefore helpful in attracting and retaining qualified leaders.

Other Considerations

Clawback Policy

Under our clawback policy, the Compensation Committee can, in its discretion, taking into account all appropriate circumstances, require and direct the Company to seek reimbursement or forfeiture of any annual incentive payment, bonus, or long-term incentive payment or award to a named executive officer that was approved, awarded, paid, or granted to such individual, where: (1) the payment was predicated upon achieving certain financial results that were subsequently the subject of a restatement of any Company financial statement filed with the SEC; (2) the Committee determines the named executive officer caused or substantially caused the need for the restatement by (i) engaging in intentional or reckless misconduct, or (ii) knowingly failing to act to prevent misconduct; and (3) a lower payment would have been made to the named executive officer based upon the restated financial results. The reimbursement or forfeiture will be limited to the amount by which the named executive officer’s payment for the relevant period exceeds the lower payment that would have been made based upon the restated financial results, and will only apply to payments made in the year in which the restatement is filed or in the two completed fiscal years prior to the year in which the restatement is filed.

Tax Provisions and Accounting Consequences

The Compensation Committee considers the anticipated tax consequences to us and our executive officers when reviewing our compensation programs, as the deductibility of some types of compensation payments or the amount of tax imposed on the payments can depend upon the timing of an executive’s vesting or exercise of previously granted rights or termination of employment. In 2021, the Compensation Committee considered the requirements of Code Section 409A where applicable when structuring the executive compensation packages. Section 409A of the Code requires that “nonqualified deferred compensation” be deferred and/or paid under plans or arrangements that satisfy the requirements of the statute with respect to the timing of deferral elections, timing of payments, and certain other matters. Failure to satisfy these requirements can expose employees and other service providers to accelerated income tax liabilities, penalty taxes, and interest on their vested compensation under such plans. Changes in applicable tax laws and regulations, the increase in our stock price, and other factors beyond the Compensation Committee’s control can also affect the deductibility of compensation.

Code Section 280G disallows a tax deduction with respect to excess parachute payments to certain executives of companies which undergo a change in control. In addition, Code Section 4999 imposes a 20 percent tax penalty on the individual receiving the excess payment. Parachute payments are compensation that is linked to or triggered by a change in control and may include, but are not limited to, bonus payments, severance payments, certain fringe benefits, and payments and acceleration of vesting from long-term incentive plans including stock options and other equity-based compensation. Excess parachute payments are parachute payments that exceed a threshold determined under Code Section 280G based on the executive’s prior compensation. In approving the compensation arrangements for our executive officers, our Compensation Committee considers all elements of the cost to our Company of providing such compensation, including the potential impact of Code Section 280G. Our Board and its Compensation Committee have noted the unfavorable consequences to the Company and its executives of triggering such excess payments, and have taken measures to minimize these negative consequences and none of our named executive officers or any other employees have tax gross-up provisions in any of their compensation agreements or arrangements.

The Compensation Committee also regularly considers the accounting implications of significant compensation decisions, especially in connection with decisions that relate to equity compensation awards. In particular, ASC Topic 718 requires us to recognize an expense for the fair value of equity-based compensation awards. As accounting standards change, we may revise certain programs to appropriately align accounting expenses of our awards with our overall executive compensation philosophy and objectives.

While the tax or accounting impact of any compensation arrangement is one factor to be considered in determining appropriate compensation, such impact is evaluated in light of the Compensation Committee’s overall compensation philosophy and objectives. The Compensation Committee will consider ways to maximize the deductibility of executive compensation, while retaining the discretion it deems necessary to compensate executive officers in a manner commensurate with performance and the competitive environment for executive talent. The Compensation Committee may continue to award compensation which is not fully deductible to our executive officers if it determines that such award is consistent with its philosophy and is in our and our stockholders’ best interests.
Compensation Consultant

In 2021, the Compensation Committee retained Semler Brossy as its independent compensation consultant. The Compensation Committee has assessed the independence of Semler Brossy pursuant to SEC and NYSE rules and concluded that no conflict of interest exists that would prevent Semler Brossy from independently representing the Compensation Committee.

Say-on-Pay

We provide our stockholders with the opportunity to cast an annual advisory vote on the compensation of our named executive officers (a “say-on-pay proposal”). At our 2021 Annual Meeting of Stockholders held on June 17, 2021, 97.6 percent of the votes affirmatively voted on the say-on-pay proposal at that meeting voted in favor of the proposal. The Company submits compensation for named executive officers for advisory vote on an annual basis pursuant to the advisory recommendation of stockholders made in 2017, and the Compensation Committee will continue to consider the outcome of the Company’s say-on-pay proposals when making future compensation decisions for our named executive officers.

Compensation Committee Report

Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act or the Exchange Act that might incorporate future filings, in whole or in part, including the Company's Annual Report on Form 10-K for the year ended December 31, 2021 and its Registration Statements on Forms S-3 and S-8, the following Report shall not be incorporated by reference into any such filings.

The Compensation Committee of the Board of ASGN has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K promulgated under the Exchange Act and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Executive Compensation Discussion and Analysis be included in this Proxy Statement and the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.

    Compensation Committee of the Board of Directors
    Jonathan S. Holman (Chair)
    Brian J. Callaghan
    Mariel A. Joliet

SUMMARY COMPENSATION TABLE

The following table sets forth the compensation earned by our named executive officers for services rendered in all capacities to ASGN for the years ended December 31, 2021, 2020 and 2019.

Name and Principal Position	Year	Salary	Stock Awards(1)	Non-Equity Incentive Plan(2)	All Other Compensation(3)	Total
Theodore S. Hanson	2021	$975,000	$6,244,850	$2,315,625	$10,803	$9,546,278
Chief Executive Officer	2020	930,000	4,298,408	1,367,100	10,803	6,606,311
	2019	800,000	2,105,682	1,483,333	25,262	4,414,277
Randolph C. Blazer	2021	900,000	2,704,284	1,710,000	27,581	5,341,865
President	2020	838,000	2,032,912	1,093,590	27,634	3,992,136
	2019	813,781	3,516,961	996,882	26,410	5,354,034
Edward L. Pierce	2021	650,000	1,651,767	1,140,750	270	3,442,787
Executive Vice President and Chief Financial Officer	2020	630,000	1,277,753	609,840	270	2,517,863
	2019	601,885	986,130	722,262	284	2,310,561
Jennifer H. Painter	2021	475,000	969,108	741,000	270	2,185,378
Senior Vice President, Chief Legal Officer and Secretary	2020	430,000	755,039	390,225	270	1,575,534
	2019	408,807	925,966	367,926	284	1,702,983
George H. Wilson	2021	575,000	1,651,866	597,862	18,261	2,842,989
Former President, ECS	2020	530,000	1,394,000	898,350	18,661	2,841,011
	2019	480,000	844,415	672,000	13,361	2,009,776

(1)	Amounts shown in the "Stock Awards" column reflect the aggregate grant date fair value of the awards for accounting purposes, computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts with respect to stock-based awards are included in Note 12 to the consolidated financial statements for the year ended December 31, 2021 included in our Annual Report. With respect to the performance-based RSUs granted in 2021 that vest based on achievement of a financial metrics modified by an rTSR goal and are deemed to be market condition awards, the grant date fair value of the awards is the full grant date fair value, as adjusted to reflect any increase or reduction in value that is appropriate for the probability that the market condition might or might not be met. The maximum value of these awards (assuming the achievement of maximum goals) was $4,799,936, $1,999,828, $1,199,984, $749,908 and $1,199,984 with respect to Messrs. Hanson, Blazer and Pierce, Ms. Painter and Mr. Wilson, respectively. With respect to the other performance-based awards (i.e., those granted in 2018 and 2019, but with respect to which the performance goals were not established until 2021), the fair value included in the amounts above are based on the probable outcome of the applicable performance goals, and the fair value equals the maximum potential value. These amounts equaled $1,938,993, $576,902, $375,353, $171,426 and $375,452 with respect to Messrs. Hanson, Blazer and Pierce, Ms. Painter and Mr. Wilson, respectively.
(2)	The amounts set forth in the "Non-Equity Incentive Plan" column in 2021 represent payouts described in "Annual Cash Incentive Bonus" beginning on p. 31. All non-equity incentive plan compensation amounts were earned based on performance in the year reported and were paid out in February of the subsequent year.
(3)	The amounts set forth in the "All Other Compensation" column in 2021 for Mr. Hanson include $6,000 for his auto allowance; reimbursement of $2,500 for tax preparation fees and $1,500 for a physical exam; and payment by ASGN of the following insurance premiums: $270 for life, $154 for long-term disability, $315 for short-term disability, and $65 for accidental death and dismemberment. Mr. Blazer's 2021 amount includes $17,378 of 401(k) plan matching contributions; $5,500 for his auto allowance; reimbursement of $2,500 for tax preparation fees and $40 for a physical exam; and payment by ASGN of $2,163 for payment by ASGN of personal liability insurance premium. The 2021 amounts for Mr. Pierce and Ms. Painter include life insurance premiums paid by ASGN. Mr. Wilson's 2021 amount includes $11,600 for 401(k) matching contributions; $6,000 for his auto allowance; and payment by ASGN of the following insurance premiums: $259 for short-term disability, $168 for long-term disability and $234 for life.

GRANTS OF PLAN-BASED AWARDS

The following table sets forth summary information regarding all grants of plan-based awards made to our named executive officers in the year ended December 31, 2021. The grant date for purposes of the stock grants in the table below is the date used for accounting purposes, which is the date the performance targets for such grants are determined, even though the actual grant may have occurred on an earlier date.

	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards ($)(1)			Estimated Future Payouts Under Equity Incentive Plan Awards (#)(2)			All Other Stock Awards: Number of Shares or Units (#)(3)	Grant Date Fair Value of Stock Awards ($)(4)
Name		Threshold	Target	Maximum	Threshold	Target	Maximum
Theodore S. Hanson	1/4/2021							19,860	$1,599,922
	2/11/2021	$548,438	$1,218,750	$2,437,500
	3/17/2021				7,636	7,636	15,272		1,513,302
	3/17/2021				2,148	2,148	4,296		425,691
	4/19/2021				5,503	22,012	44,024		2,399,968
Randolph C. Blazer	1/4/2021							12,413	999,991
	2/11/2021	405,000	900,000	1,800,000
	3/17/2021				2,911	2,911	5,822		576,902
	4/19/2021				2,293	9,171	18,342		999,914
Edward L. Pierce	1/4/2021							7,447	599,930
	2/11/2021	263,250	585,000	1,170,000
	3/17/2021				1894	1894	3788		375,353
	4/19/2021				1,376	5,503	11,006		599,992
Jennifer H. Painter	1/4/2021							4,654	374,926
	2/11/2021	171,000	380,000	760,000
	3/17/2021				865	865	1,730		171,426
	4/19/2021				860	3,439	6,878		374,954
George H. Wilson	1/4/2021							7,447	599,930
	2/11/2021	258,750	575,000	1,150,000
	3/17/2021				1,662	1,662	3,323		329,276
	3/17/2021				233	233	466		46,176
	4/19/2021				1,376	5,503	11,006		599,992

(1)	Executive annual cash incentive compensation is determined by the Compensation Committee. See “Compensation Discussion and Analysis—Annual Cash Incentive Bonus Compensation” for a general description of the criteria used in determining annual incentive compensation paid to our named executive officers. Amounts shown in these columns represent each named executive officer’s cash incentive bonus opportunity for 2021.
(2)	Represents the portion of performance-based RSU awards that have 2021 performance targets. The awards listed as having a March 17, 2021 grant date had been granted to the named executive officers in prior years by the Compensation Committee - however the awards were awaiting the determination of performance targets which the Compensation Committee set on March 17, 2021. These equity incentive awards included the third portion (of three) of an award originally approved on January 2, 2019, as well as rollover amounts not previously achieved from the second portion of that award and an award originally approved on January 2, 2018 (with the exception that for Mr. Wilson, the first March 17, 2021 equity incentive award included the third portion (of three) of an award originally granted on January 2, 2019 and the rollover amount from the second portion of that award, and the second grant with the same grant date included the rollover amount from the third portion (of three) of an award issued on April 2, 2018). The second March 17, 2021 equity incentive award for Mr. Hanson related to the third portion (of three) of an award originally awarded to him on June 3, 2019 and the rollover amount from the second portion of that award. The awards with an April 19, 2021 grant date are subject to achievement of a financial metric modified by relative total shareholder return ("rTSR") performance over a three-year period. The "Threshold" amount represents the minimum number of RSUs that could vest if the applicable performance goals are achieved at the threshold levels. The "Maximum" amount represents the maximum number of RSUs that are available to vest. See "Compensation Philosophy - Equity Incentive Compensation" beginning on p. 28 for a general description of the criteria used in determining the equity compensation granted to our named executive officers.
(3)	These RSU awards vest based on continued service to the Company, and do not have performance requirements.
(4)	Amounts shown in this column reflect the aggregate grant date fair value of the awards for accounting purposes, computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts with respect to stock-based awards are included in Note 12 to the consolidated financial statements for the year ended December 31, 2021 included in our Annual Report. With respect to the performance-based RSUs granted in 2021 that vest based on the achievement of a financial metric modified by an rTSR goal, as market condition awards, the grant date fair value of the awards is the full grant date fair value, as adjusted to reflect any increase or reduction in value that is appropriate for the probability that the market condition might or might not be met. With respect to the other performance-based awards (i.e., those granted in 2018 and 2019, but with respect to which the performance goals were not established until 2021), the amounts above are based on the probable outcome of the applicable performance goals on the grant date.

NARRATIVE TO SUMMARY COMPENSATION TABLE AND GRANTS OF
PLAN-BASED AWARDS TABLE

We have entered into employment agreements with certain of our named executive officers as described in this section. Under the terms of their employment agreements or separate protective covenant agreements which all of our employees sign, the named executives must comply with certain confidentiality, non-solicitation and release requirements during and after their employment. See “Payments Upon Termination or Change in Control” for a discussion of payments and benefits to which the executive officers are entitled pursuant to their employment or severance agreements and the Company's CIC Severance Plan upon their termination of employment and/or change in control.

Under the terms of employment agreements for Messrs. Hanson, Pierce, Blazer and Wilson, they are entitled to a minimum annual base salary, subject to annual increases thereafter. The base salary, annual cash incentive bonus targets and equity incentive compensation targets of each named executive officer are discussed above under "Named Executive Officers' Total Target Compensation for 2021. Each of the named executive officers and their legal dependents are also entitled to participate in our incentive, savings, retirement and welfare plans. In addition, the employment agreements for the executives set forth below include the following provisions:

Theodore S. Hanson
Mr. Hanson entered into an employment agreement with ASGN in June 2019 in connection with his promotion to President and Chief Executive Officer of ASGN. Pursuant to his employment agreement, Mr. Hanson receives a minimum annual base salary of $850,000, though it was increased to $975,000 effective as of January 1, 2021. He was eligible to receive a target annual cash incentive bonus equal to 100 percent of his base salary, with a maximum annual bonus opportunity of an additional 100 percent of his base salary, which amounts were increased to 125 percent for target and maximum in 2021. The agreement further provides that Mr. Hanson is eligible for a monthly automobile allowance in the amount of $500, an annual physical examination allowance up to $1,500, and tax preparation and financial planning services up to $2,500 annually. In connection with entering into his employment agreement, he received performance-based RSUs with a target value of $500,000.

Randolph C. Blazer
Mr. Blazer entered into an employment agreement with Apex Systems in January 2007, which was amended on several occasions, most recently in May 2012. Pursuant to his employment agreement, Mr. Blazer served as President of Apex Systems until he was promoted to the role of President of ASGN. Mr. Blazer’s employment agreement provides that he is eligible for a monthly automobile allowance in the amount of $500, and reimbursement of expenses for an annual physical examination up to $1,500 and tax preparation and financial planning services up to $2,500 annually.

Edward L. Pierce
Mr. Pierce entered into an employment agreement with the Company in September 2012 when he assumed the position of Chief Financial Officer. Mr. Pierce’s employment agreement provides for a potential to earn up to 100 percent of his base salary based on achievement of targets and over-achievement of targets, though in 2021, his target annual cash incentive bonus was 90 percent and his maximum annual cash incentive bonus was an additional 90 percent of his base salary. Pursuant to his employment agreement, Mr. Pierce is eligible to receive reimbursement for expenses incurred in amounts up to $450 per month for an automobile allowance, $1,500 for an annual physical examination, and $2,500 annually for tax preparation and financial planning services.

Jennifer H. Painter
Ms. Painter does not have an employment agreement but entered into a letter agreement with the Company in December 2017, which provides for severance payments and benefits in the case of a termination by the Company for its convenience. This agreement is further discussed in "Payments Upon Termination or Change in Control" below.

George H. Wilson
Mr. Wilson entered into an employment and non-competition agreement with the Company in January 2018, which became effective as of the acquisition of ECS in April 2018. This agreement provided for a one-year term with automatic renewals for one-year periods thereafter. Pursuant to his employment and non-competition agreement, Mr. Wilson served as President of ECS, and was entitled to a base salary of $480,000 and an initial annual target cash incentive of $450,000, though both of these amounts had increased to $575,000 for 2021. His agreement further provided that he be a participant in the Company's CIC Severance Plan, and provided for payments and benefits upon a termination of employment due to certain circumstances including death, disability, and termination by the executive for good reason. The severance payments and benefits are described in further detail under “Payments upon Termination or Change in Control” below. The employment and non-competition agreement also included restrictive covenants related to Mr. Wilson's employment and his status as one of the sellers of ECS to the Company. Mr. Wilson was also eligible to receive a monthly automobile allowance in the amount of $500, and reimbursement of annual expenses for a physical examination up to $1,500 and tax preparation and financial planning services up to $2,500.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following table sets forth outstanding stock award information with respect to each named executive officer as of December 31, 2021. Our named executive officers did not hold any outstanding options as of December 31, 2021.

Name	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested ($)(14)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested		Equity Incentive Plan Awards: Market Value of Unearned Shares That Have Not Vested ($)(14)
Theodore S. Hanson	4,910	(1)	$605,894
	13,484	(2)	1,663,926
	19,860	(3)	2,450,724
	10,434	(4)	1,287,556
	4,838	(5)	597,009
	3,174	(6)	391,672
	1,122	(7)	138,455
				116,410	(15)	$14,364,994
				38,867	(16)	4,796,188
Randolph C. Blazer	36,825	(8)	4,544,205
	5,339	(1)	658,833
	8,194	(2)	1,011,140
	12,413	(3)	1,531,764
	3,560	(4)	439,304
	2,262	(5)	279,131
				47,156	(15)	5,819,050
				16,193	(16)	1,998,216
Edward L. Pierce	3,498	(1)	431,653
	5,150	(2)	635,510
	7,447	(3)	918,960
	2,332	(4)	287,769
	1,456	(5)	179,670
				29,640	(15)	3,657,576
				9,717	(16)	1,199,078
Jennifer H. Painter	1,620	(1)	199,908
	3,043	(2)	375,506
	4,654	(3)	574,304
	1,080	(4)	133,272
	650	(5)	80,210
	8,522	(9)	1,051,615
				17,514	(15)	2,161,228
				6,072	(16)	749,285
George H. Wilson	25,448	(10)	3,140,283
	1,482	(11)	182,879
	3,682	(1)	454,359
	5,618	(2)	693,261
	7,447	(3)	918,960
	2,455	(4)	302,947
	466	(12)	57,504
	868	(13)	107,111
				32,336	(15)	3,990,262
				9,717	(16)	1,199,078

(1)	This 2019 RSU award was earned at 100 percent based on achievement of a 2019 performance objective, and the remaining third of this grant vested on January 2, 2022.
(2)	The second third of this time-vesting 2020 RSU award vested on January 2, 2022, and the remaining third vests on January 2, 2023. For Mr. Wilson, the remaining third was forfeited upon his retirement in April 2022.
(3)	One-third of this time-vesting 2021 RSU award vested on January 2, 2022, and the remaining two-thirds vest in equal parts on January 2 of 2023 and 2024. For Mr. Wilson, the remaining two-thirds were forfeited upon his retirement in April 2022.

(4)	The remaining third of this 2019 RSU award was earned at 100 percent based on achievement of a 2021 performance objective. On February 10, 2022, the performance target was certified by the Compensation Committee, and the RSUs vested.
(5)	These RSUs were rolled over from portions of the executive's 2018 and 2019 RSU awards when the applicable performance target in 2020 was not fully achieved, and they were given a 2021 performance target which was earned at 100 percent. On February 10, 2022, the performance target was certified by the Compensation Committee, and the RSUs vested.
(6)	The remaining third of this 2019 RSU award was earned at 100 percent based on achievement of a 2021 performance objective. On February 10, 2022, the performance target was certified by the Compensation Committee, and the RSUs will vest on June 3, 2022, subject to continued service to the Company.
(7)	These RSUs were rolled over from a portion of a 2019 RSU award when the applicable performance target in 2020 was not fully achieved, and the RSUs were given a 2021 performance target which was earned at 100 percent. On February 10, 2022, the performance target was certified by the Compensation Committee, and the RSUs will vest on June 3, 2021, subject to continued service to the Company.
(8)	The full amount of this 2019 RSU award vested or will vest 50 percent on each of January 2, 2022 and 2023. On February 10, 2022, the performance targets over a three-year period were certified by the Compensation Committee, and the RSUs vested or will vest, subject to continued service to the Company.
(9)	This 2019 award will vest on December 31, 2022, subject to continued service to the Company.
(10)	This 2018 RSU award was earned at 100 percent based on achievement of a three-year performance objective ended in 2020 and certified by the Compensation Committee. One-half of the RSUs vested on April 2, 2022 of their own accord, and the Compensation Committee accelerated vesting of the remaining half on the same date that otherwise would have vested on April 2, 2023.
(11)	This 2018 RSU award was earned at 100 percent based on achievement of a 2018 performance objective, and the remaining 25 percent vested on April 2, 2022.
(12)	These RSUs were rolled over from a portion of a 2018 RSU award when the applicable performance target in 2020 was not fully achieved, and the RSUs were given a 2021 performance target which was earned at 100 percent. On February 10, 2022, the performance target was certified by the Compensation Committee, and the RSUs vested on April 2, 2022.
(13)	These RSUs were rolled over from a portion of a 2019 RSU award when the applicable performance target in 2020 was not fully achieved, and the RSUs were given a 2021 performance target which was earned at 100 percent. On February 10, 2022, the performance target was certified by the Compensation Committee, and the RSUs vested.
(14)	The market value of the RSUs that have not yet vested as of December 31, 2021 was determined by multiplying the outstanding number of RSUs by $123.40, the closing price of our stock on that day.
(15)	Based on performance tracking through December 31, 2021, the maximum amount of this RSU award (200 percent of the RSUs granted) is estimated to vest on April 8, 2023, subject to achievement of relative TSR over the three-year period beginning on April 8, 2020, and further subject to continued service to the Company through January 2, 2023. For Mr. Wilson, one-third of this award was forfeited upon his retirement in April 2022.
(16)	Based on performance tracking through December 31, 2021, approximately 156 percent of this RSU award is estimated to vest on January 2, 2024, subject to achievement of performance targets over the three-year period beginning on January 1, 2021. For Mr. Wilson, two-thirds of this award was forfeited upon his retirement in April 2022.

OPTION EXERCISES AND STOCK VESTED

The table below sets forth information concerning the vesting of RSUs during 2021 by our named executive officers. Our named executive officers did not hold any outstanding options in 2021.

	Stock Awards
Name	Number of Shares Acquired on Vesting	Value Realized on Vesting
Theodore S. Hanson	26,665	$2,347,364
Randolph C. Blazer	17,836	1,530,114
Edward L. Pierce	11,420	979,833
Jennifer H. Painter	5,465	468,041
George H. Wilson	10,414	920,418

NON-QUALIFIED DEFERRED COMPENSATION

The Company maintains a Deferred Compensation Plan ("DCP") to provide an added benefit to executives who want to defer more of their compensation than they are able to under their applicable 401(k) plan. The Company does not match participant contributions to the DCP. The table below sets forth a summary of all non-qualified deferred compensation contributions made by each of the named executive officers, aggregate earnings and distributions for the year ending December 31, 2021, and aggregate balances under the plan at December 31, 2021.

Name	Executive Contributions in Last FY(2)	Aggregate Earnings in Last FY(3)	Aggregate Withdrawals/Distributions	Aggregate Balance at December 31, 2021
Theodore S. Hanson	$—	$(19,034)	$—	$1,020,888
Edward L. Pierce	—	65,248	(83,677)	1,665,599
Randolph C. Blazer(1)	—	—	—	—
George H. Wilson(1)	—	—	—	—
Jennifer H. Painter	23,672	79,663	—	785,808

(1)	Does not participate in the nonqualified deferred compensation plan.
(2)	Ms. Painter deferred five percent of her 2021 salary. This amount is included in the amount reported as "Salary" for 2021 in the Summary Compensation Table.
(3)	These earnings are not included in the Summary Compensation Table as there were no Company contributions, and the DCP investment options substantially track the Company's 401(k) plan fund elections.

PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Described below are the arrangements the Company has entered into with each of our named executive officers, and the estimated payments and benefits that would be provided under such arrangements, assuming that the named executive officer’s employment was terminated under certain circumstances as of December 31, 2021 and, where applicable, a change in control of the Company occurred on that date, using the closing price of our common stock on December 31, 2021 ($123.40 per share). In each case, the named executive officer’s right to receive severance benefits is subject to his or her execution of a valid and binding release agreement and contingent upon his or her continued adherence to certain confidentiality and non-solicitation agreements. In addition to the below, any outstanding funds in the executives' DCP accounts would be distributed in a lump sum upon a change in control event (as defined in the DCP).

Named Executive Officers - Termination Under Employment Agreements and CIC Severance Plan, and Senior Executive Performance-Based Restricted Stock Unit Award Agreement

Hanson Employment Agreement. Under Mr. Hanson's employment agreement, upon a termination of employment by the Company "without cause" or by non-renewal of his employment, or by Mr. Hanson for "good reason" (each as defined in the agreement), in addition to his accrued obligations, Mr. Hanson would be entitled to: (1) continuation payments totaling 150 percent of his annual base salary, over a period of 18 months following such termination; and (2) during the 18-month period, subject to Mr. Hanson’s proper election to continue healthcare coverage under COBRA, payment of his COBRA premiums. If his employment terminates because of his death or disability, Mr. Hanson (or his estate) will be entitled to receive payment equal to 100 percent of his base salary payable over 12 months and the Company would pay his COBRA healthcare benefits for 18 months following the termination of employment.

Blazer Employment Agreement. If the Company terminates the employment of Mr. Blazer without “cause” (as defined in his employment agreement) or if his employment terminates due to death or disability during his employment period, Mr. Blazer's employment agreement provides that he is entitled to receive, in addition to accrued obligations and subject to reduction in certain circumstances: (1) salary continuation for a period of 12 months, at the rate in effect as of the date his employment is terminated; and (2) subject to his proper election to continue healthcare coverage under COBRA, for a period of 12 months from the date of termination, payment of the difference between his COBRA premiums and the cost of such coverage immediately prior to such termination.

Pierce Employment Agreement. Under Mr. Pierce’s employment agreement, upon a termination of employment by the Company “without cause” (as defined in his employment agreement) including non-renewal of his employment agreement, in addition to his accrued obligations, Mr. Pierce will be entitled to: (1) continuation of 100 percent of his annual base salary for a period of 12 months following such termination; (2) any earned but unpaid annual bonus; and (3) reimbursement of up to $80,000 in moving expenses within a prescribed time frame. If Mr. Pierce’s employment terminates because of his death or disability, Mr. Pierce (or his estate) will be entitled to receive payment equal to 100 percent of his base salary payable over 12 months in equal installments.

Painter Letter Agreement. Ms. Painter entered into a letter agreement with the Company in December 2017 which provides for severance payments and benefits in the case of a termination by the Company for its convenience including, in addition to accrued obligations: (1) 12 months of her then annual base salary, payable in equal installments pursuant to the Company's normal payroll procedures for the 12 months following her termination; and (2) subject to her proper election to continue healthcare coverage under COBRA for a period of 12 months from the date of termination, Company-reimbursed or Company-paid coverage under its group health plans at the same levels as would have applied if her employment had not been terminated.

Wilson Employment Agreement. If the Company had terminated the employment of Mr. Wilson in 2021 without "cause," or Mr. Wilson had terminated his employment with "good reason" (each of those terms as defined in his employment agreement), Mr. Wilson's employment agreement provided that he was entitled to receive, in addition to accrued obligations: (1) salary continuation for 12 months, at the rate in effect as of the date of termination; and (2) subject to his proper election to continue healthcare coverage under COBRA, health, dental and vision insurance coverage at the same cost to him as if his employment had continued, for a period of 12 months from the date of termination.

CIC Severance Plan. If the employment of any of Messrs. Hanson, Blazer, Pierce or Wilson or Ms. Painter was "involuntarily terminated" following a “change in control” in 2021, benefits would be determined in accordance with the Company’s CIC Severance Plan. Pursuant to the CIC Severance Plan, upon an involuntary termination within 18 months of a “change in control transaction,” Mr. Hanson is entitled to receive: (1) a pro rata bonus for the year of termination which equals 100 percent of the “target bonus” for Mr. Hanson for the year of termination times the pro rata portion of the year he worked prior to his termination; (2) 300 percent of his annual salary and target bonus in effect at the time of the involuntary termination; (3) a lump-sum payment equaling an after tax calculation of the cost of 18 months of COBRA premiums for the medical, dental and/or vision coverage he received at the time of the termination; and (4) each outstanding equity-based award Mr. Hanson holds as of the date of his involuntary termination will vest in full upon the effectiveness of a general release. Each of the other executive officers receives the same except that they are or were entitled to receive the following percent of their annual salary and target bonus in effect at the time of the involuntary termination: Messrs. Blazer and Wilson, 275 percent; Mr. Pierce, 250 percent; and Ms. Painter, 200 percent. Payments to the executive officers under the CIC Severance Plan are reduced if necessary to avoid any excise tax that may be imposed. “Change in control,” “change in control transaction,” "involuntary termination" and “target bonus” have the meanings set forth for those terms in the CIC Severance Plan. Although the CIC Severance Plan is no longer applicable to Mr. Wilson due to his stepping down from the role as President of ECS in January 2022 and retirement in April 2022, it remains applicable to the other named executive officers.

2021 Senior Executive Performance-Based Restricted Stock Unit Award Agreement. If the employment of any of Messrs. Hanson, Blazer, Pierce, or Wilson or Ms. Painter were terminated by the Company other than for “cause” or due to his or her retirement in 2021, then a pro rata portion of the performance-based RSUs granted to the named executive officers in 2021 would remain outstanding and eligible to vest during the three-year performance period without the requirement of continued employment beyond such termination. Such pro rata amount would be calculated based on the length of employment during the performance period.

The estimated payments or benefits which would have been paid to each of Messrs. Hanson, Blazer, Pierce and Wilson and Ms. Painter in the event of such executive's termination on December 31, 2021 under the specified circumstances are set forth below.

	Termination Without Cause ($)	Involuntary Termination within 18 months after CIC ($)	Death or Disability ($)
Theodore S. Hanson
Pro Rata Bonus(1)	-	-	-
Total Cash Severance (applicable salary and target bonus amounts or multiples)	$1,462,500	$6,581,250	$975,000
Value of Accelerated RSUs	11,175,375	17,034,013	-
Insurance Premiums Costs	42,653	42,653	42,653
Total Severance and Benefits	12,680,528	23,657,916	1,017,653

Randolph C. Blazer
Pro Rata Bonus(1)	-	-	-
Total Cash Severance (applicable salary and target bonus amounts or multiples)	900,000	4,950,000	900,000
Value of Accelerated RSUs	4,545,449	12,505,603	-
Insurance Premiums Costs	24,135	36,203	24,135
Total Severance and Benefits	5,469,584	17,491,806	924,135

Edward L. Pierce
Pro Rata Bonus(1)	-	-	-
Total Cash Severance (applicable salary and target bonus amounts or multiples)	650,000	3,087,500	650,000
Value of Accelerated RSUs	2,838,062	4,961,420	-
Insurance Premium Costs	-	29,661	-
Relocation Expenses	80,000	-	-
Total Severance and Benefits	3,568,062	8,078,581	650,000

Jennifer H. Painter
Pro Rata Bonus(1)	-	-	-
Total Cash Severance (applicable salary and target bonus amounts or multiples)	475,000	1,710,000	-
Value of Accelerated RSUs	1,690,590	3,919,801	-
Insurance Premiums Costs	9,442	14,164	-
Total Severance and Benefits	2,175,032	5,643,965	-

George H. Wilson
Pro Rata Bonus(1)	-	-	-
Total Cash Severance (applicable salary and target bonus amounts or multiples)	575,000	3,162,500	-
Value of Accelerated RSUs	3,059,853	8,531,506	-
Insurance Premium Costs	18,756	28,133	-
Total Severance and Benefits	3,653,609	11,722,139	-

(1)	Cash incentive bonuses are earned on December 31 of a given year, and are therefore payable in full upon certification. The bonuses earned by the executive officers for 2021 were as follows: Mr. Hanson $2,315,625; Mr. Blazer, $1,710,000; Mr. Pierce $1,140,750; Ms. Painter $741,000; and Mr. Wilson, $597,862.

EQUITY COMPENSATION PLAN INFORMATION

The table below sets forth the following information as of December 31, 2021 for: (1) all compensation plans previously approved by stockholders; and (2) all compensation plans not previously approved by stockholders:

As of December 31, 2021	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(3)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights(3)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Plan Category	(a)	(b)	(c)
Equity compensation plan approved by stockholders(1)	914,064	—	3,450,496(4)
Equity compensation plan not approved by stockholders(2)	214,867	—	116,968
Total	1,128,931	—	3,567,464

(1)	Consists of our Second Amended and Restated 2010 Incentive Award Plan (the "Plan") and the Second Amended and Restated 2010 Employee Stock Purchase Plan (the "ESPP").
(2)	Consists of our Second Amended and Restated 2012 Employment Inducement Incentive Award Plan, as amended (the "Inducement Plan").
(3)	Outstanding RSUs vest and convert to shares of common stock without the payment of consideration. As of December 31, 2021, there were no options, warrants or rights outstanding, and therefore there is no weighted-average exercise price of outstanding options, warrants and rights.
(4)
Includes shares available for future issuance under the Plan (2,368,381 shares) and the ESPP (1,082,115 shares). With respect to the ESPP, the maximum number of shares subject to purchase during the purchase period in effect on December 31, 2021 was approximately 60,000.

Inducement Award Program

In May 2012 our Board adopted the 2012 Employment Inducement Incentive Award Plan, which was amended in June 2015, March 2018 and June 2021 in order to add additional shares to the plan, and in April 2018 to reflect the Company's name change. Pursuant to applicable stock exchange rules, stockholder approval of the Inducement Plan is not required as a condition of the effectiveness of the Inducement Plan. A description of the principal features of the Inducement Plan is set forth below.
Eligibility and Administration
Only certain prospective employees of the Company are eligible to participate in the Inducement Plan. The Inducement Plan is administered by our Compensation Committee. The plan administrator has the authority to grant and set the terms of all awards under, make all determinations and interpretations under, prescribe all forms for use with, and adopt rules for the administration of, the Inducement Plan, subject to its express terms and conditions. Awards must be approved by the Compensation Committee or a majority of our independent directors and the authority to grant awards under the Inducement Plan may not be delegated.
Limitation on Awards and Shares Available
The maximum number of shares of common stock authorized for issuance under the Inducement Plan is 1,485,861 shares (the “Inducement Plan Share Limit”). Shares issued under the Inducement Plan may be treasury shares or authorized but unissued shares.
The following types of shares are added back to the available share limit under the Inducement Plan: (1) shares subject to awards that are forfeited, expire or are settled for cash; and (2) shares repurchased by the Company at the same price paid by a participant pursuant to the Company’s repurchase right with respect to restricted stock awards. However, the following types of shares are not added back to the available share limit under the Inducement Plan: (a) shares subject to a stock appreciation right (“SAR”) that are not issued in connection with the stock settlement of the SAR on its exercise; (b) shares purchased on the open market with the cash proceeds from the exercise of options; and (c) shares tendered or withheld to satisfy grant or exercise price or tax withholding obligations associated with an award.
Awards granted under the Inducement Plan upon the assumption of, or in substitution for, awards authorized or outstanding under a qualifying equity plan maintained by an entity with which the Company enters into a merger or similar corporate transaction, will not reduce the shares authorized for grant under the Inducement Plan.
Awards
The Inducement Plan provides for the grant of stock options, including non-qualified stock options, restricted stock, dividend equivalent awards, stock payment awards, deferred stock, RSUs, performance awards, performance share awards, SARs, and other incentive or cash awards. Certain awards under the Inducement Plan may constitute or provide for a deferral of compensation, subject to Code Section 409A, which may impose additional requirements on the terms and conditions of such awards. All awards are to be set forth in award agreements, which detail all terms and conditions of the awards, including any applicable vesting and payment terms. Awards other than cash awards are generally settled in shares of our common stock, but the plan administrator may provide for cash settlement of any award. A brief description of each award type follows.

•RSUs; Deferred Stock; Restricted Stock and Performance Shares. RSUs and deferred stock are contractual promises to deliver shares of our common stock in the future, which may also remain forfeitable unless and until specified conditions are met. Delivery of the shares underlying these awards may be deferred under the terms of the award or at the election of the participant, if the plan administrator permits such a deferral. Restricted stock is an award of nontransferable shares of our common stock that remain forfeitable unless and until specified conditions are met, and which may be subject to a purchase price. Dividends will not be paid on restricted stock awards unless and until the shares vest. Performance shares are contractual rights to receive a range of shares of our common stock in the future based on the attainment of specified performance goals, in addition to other conditions which may apply to these awards. Vesting conditions determined by the plan administrator may apply to restricted stock, deferred stock, RSUs and performance shares, and may include continued service, performance and/or other conditions.
•Stock Options. Stock options provide for the purchase of shares of our common stock in the future at an exercise price set on the grant date. The exercise price of a stock option may not be less than 100 percent of the fair market value of the underlying share on the date of grant, except with respect to certain substitute options granted in connection with a corporate transaction. The term of a stock option may not be longer than 10 years. Vesting conditions determined by the plan administrator may apply to stock options, and may include continued service, performance and/or other conditions.
•Stock Appreciation Rights. SARs entitle their holder, upon exercise, to receive from us an amount equal to the appreciation of the shares subject to the award between the grant date and the exercise date. The exercise price of a SAR may not be less than 100 percent of the fair market value of the underlying share on the date of grant (except with respect to certain substitute SARs granted in connection with a corporate transaction) and the term of a SAR may not be longer than 10 years. Vesting conditions determined by the plan administrator may apply to SARs, and may include continued service, performance and/or other conditions.
•Stock Payments; Other Incentive Awards and Cash Awards. Stock payments are awards of fully-vested shares of our common stock that may, but need not be, made in lieu of base salary, bonus, fees or other cash compensation otherwise payable to any individual who is eligible to receive awards. Other incentive awards are awards other than those enumerated in this summary that are denominated in, linked to, or derived from shares of our common stock or value metrics related to our shares, and may remain forfeitable unless and until specified conditions are met. Cash awards are cash incentive bonuses subject to performance goals.
•Dividend Equivalent Rights. Dividend equivalent rights represent the right to receive the equivalent value of dividends paid on shares of our common stock and may be granted alone or in tandem with awards other than stock options or SARs. Dividend equivalents are credited as of dividend payments dates during the period between the date an award is granted and the date such award vests, is exercised, is distributed, or expires, as determined by the plan administrator.

Certain Transactions
The plan administrator has broad discretion to equitably adjust the provisions of the Inducement Plan, as well as the terms and conditions of existing and future awards, to prevent the dilution or enlargement of intended benefits and facilitate necessary or desirable changes in the event of certain transactions and events affecting our common stock, such as stock dividends, stock splits, mergers, acquisitions, consolidations and other corporate transactions. In addition, in the event of certain non-reciprocal transactions with our stockholders known as “equity restructurings,” the plan administrator will make equitable adjustments to the Inducement Plan and outstanding awards. In the event of a change in control of the Company (as defined in the Inducement Plan), the surviving entity must assume outstanding awards or substitute economically equivalent awards for such outstanding awards; however, if the surviving entity declines to assume or substitute for outstanding awards, then all awards will vest in full and be deemed exercised (as applicable) upon the transaction. Individual award agreements may provide for additional accelerated vesting and payment provisions.

Foreign Participants; Transferability and Participant Payments
The plan administrator may modify award terms, establish subplans and/or adjust other terms and conditions of awards, subject to the share limits described above, in order to facilitate grants of awards subject to the laws and/or stock exchange rules of countries outside of the United States. With limited exceptions for estate planning, domestic relations orders, certain beneficiary designations and the laws of descent and distribution, awards under the Inducement Plan are generally non-transferable prior to vesting and are exercisable only by the participant. With regard to tax withholding, exercise price and purchase price obligations arising in connection with awards under the Inducement Plan, the plan administrator may, in its discretion, accept cash or check, shares of our common stock that meet specified conditions, a “market sell order,” or such other consideration as it deems suitable.
Stockholder Approval; Plan Amendment and Termination
Pursuant to applicable stock exchange rules, stockholder approval of the Inducement Plan was not required as a condition of the effectiveness of the Inducement Plan. The Board may amend or terminate the Inducement Plan at any time; however, except in connection with certain changes in capital structure, stockholder approval will be required for any amendment that “reprices” any stock option or SAR (including any grant of cash or another award in respect of any stock option or SAR when the option or SAR price per share exceeds the fair market value of the underlying shares).

CEO PAY RATIO

As a result of rules adopted under the Dodd-Frank Act, we are providing disclosure of our CEO’s pay in relation to that of the median compensated employee for 2021. We are committed to internal pay equity and equal pay based on role, qualifications, experience and merit. However, as 73.4 percent of our employees are placed with clients on a temporary basis, they are not likely to be paid a full year salary. We do not believe that comparing the pay of someone who worked for us for three months versus someone who worked for 12 months is consistent with the spirit and intent of the regulation. Therefore, while we have provided the disclosure required by SEC rules, we have provided additional disclosure that we believe provides a more accurate comparison.
Our measurement date included the last payroll period inclusive of December 31, 2021, which reflects a total employee population of 27,111 on that date, of which 19,892 were professionals working on temporary assignments with our clients. Consistent with SEC rules, we annualized compensation for our internal, permanent employees who were employed for less than the full year in 2021, but not for our professionals whose positions are temporary in nature. Further, we did not include our non-U.S. employees, as they comprise 2.3 percent of our workforce and were therefore under the de minimis threshold for inclusion.

Total compensation in 2021 for the median compensated employee was $43,730. As set forth in the "Total" column of the Summary Compensation Table on p. 39 of this proxy statement, Mr. Hanson’s compensation for 2021 was $9.5 million. Using these compensation amounts provides for a CEO pay ratio of approximately 218:1 pursuant to the SEC’s final rules set forth in Item 402(u) of Regulation S-K. If we annualized the salary of our temporary professionals as we do for our internal employees, which we believe is the most accurate and comparable analysis, the median compensated employee would have received compensation of $82,711 on an annual basis, for a CEO pay ratio of approximately 115:1.

PROPOSAL TWO – ADVISORY VOTE ON EXECUTIVE COMPENSATION

As required by Section 14A of the Exchange Act, we are providing our stockholders the opportunity to cast an advisory, non-binding vote on executive compensation disclosed in this Proxy Statement and as required by Item 402 of Regulation S‑K. Stockholders are being asked to vote on the following advisory resolution:

RESOLVED, that the 2021 compensation paid to ASGN’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Executive Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.

We believe that it is appropriate to seek the views of stockholders on the design and effectiveness of the Company’s executive compensation program. The Company’s goal for its executive compensation program is to attract, motivate and retain a talented team of executives who will provide leadership for the Company’s success. We attempt to accomplish this goal in a way that aligns with the long-term interests of our stockholders. We are committed to responsible compensation practices and structures and strive to balance the need to compensate our employees fairly and competitively based on their performance, while assuring that their compensation reflects principles of sound business practice and performance metrics that reward long-term success. This advisory vote is referred to as “say-on-pay.” In light of the fact that a majority of the votes cast at our 2017 annual meeting of stockholders voted in favor of holding an annual advisory vote, our Board has decided that we will hold an annual advisory vote on the compensation of our named executive officers. To that end, we expect our next say-on-pay vote, after the one to be held at the Annual Meeting, to be held at our Annual Meeting of Stockholders in 2023.

The Executive Compensation Discussion and Analysis section of this Proxy Statement summarizes our executive compensation program and the Compensation Committee’s decisions regarding 2021 compensation. Highlights of the 2021 executive compensation program and our 2021 performance include:

•The Compensation Committee made revisions to the performance-based targets for executive cash incentive bonuses and equity grants:

◦The performance targets for the cash incentive bonuses is based 80 percent on revenues and Adjusted EBITDA financial metrics, with the remaining 20 percent based on non-financial targets.
◦The three-year performance target for performance-based RSUs granted in 2021 is NOPAT, a financial metric which we never previously used. The RSUs are then modified up or down by relative total stockholder return, a metric which we first used in 2020.
◦The performance targets for the RSUs granted in 2021 is different than for the short-term cash incentive bonus targets, with a variety of metrics for performance targets now including the Company's revenues, Adjusted EBITDA, NOPAT, the Company's stock performance and MBOs.

•The Compensation Committee placed a strong emphasis on performance-based compensation, with the majority of annual cash compensation and equity awards for named executive officers being based upon achievement of performance targets.

Stockholders are urged to read the Executive Compensation Discussion and Analysis, compensation tables and narrative discussion in this Proxy Statement because these sections discuss our compensation philosophy and practices in detail.

The advisory vote set forth in this Proposal Two is not binding upon the Company. However, the Compensation Committee, which is responsible for designing and administering the Company’s executive compensation program, values the opinions expressed by stockholders. The Compensation Committee will consider the outcome of this vote when making future compensation decisions for our executive officers.

Vote Required

Approval of Proposal Two requires a FOR vote of the majority shares present in person or by proxy at the Annual Meeting and entitled to vote on that proposal.

Board Recommendation

The Board unanimously recommends a vote FOR Proposal Two for approval of the resolution above regarding the Company's named executive officers' 2021 compensation.

PROPOSAL THREE – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has appointed the firm of Deloitte & Touche LLP ("Deloitte & Touche") as our independent registered public accounting firm to audit ASGN’s consolidated financial statements for the fiscal year ending December 31, 2022, and is asking stockholders to ratify this appointment at the Annual Meeting.

Starting with its appointment in 1987 to audit the 1986 consolidated financial statements of a predecessor entity, Deloitte & Touche, or its predecessor firms, has continually served as our independent registered public accounting firm and performed annual audits of our consolidated financial statements. A representative of Deloitte & Touche is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he desires to do so, and will be available to respond to appropriate questions. Information regarding fees billed by Deloitte & Touche for the years ended December 31, 2021 and December 31, 2020 is set forth herein.

Our Bylaws do not require that stockholders ratify the appointment of our independent registered public accounting firm. We are seeking ratification because we believe it is a matter of good corporate governance practice. In the event that stockholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain Deloitte & Touche, but may ultimately determine to retain Deloitte & Touche as our independent registered public accounting firm. Even if the appointment is ratified, the Audit Committee, in its sole discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of ASGN and our stockholders.

Principal Accountant Fees and Services

The following table sets forth fees for professional services rendered by Deloitte & Touche for the audit of ASGN’s financial statements for fiscal years 2020 and 2019, and fees billed for tax and all other services rendered by Deloitte & Touche for fiscal years 2020 and 2019:

	2021	2020
Audit Fees (1)	$3,159,000	$3,056,983
Audit-related Fees (2)	2,339,375	1,508,015
Tax Fees (3)	52,500	70,915

(1) Represents aggregate fees for professional services provided in connection with the audit of our annual financial statements, review of our quarterly financial statements, audit services provided in connection with other statutory or regulatory filings, and the audit of internal controls pursuant to section 404 of the Sarbanes-Oxley Act of 2002.

(2) Represents fees for services provided to ASGN that are for assurance and related services, and are reasonably related to the performance of the audit or review of our financial statements. These services include, but are not limited to, due diligence for acquisitions and internal control reviews. None of these fees were for services related to the design or implementation of financial information systems.

(3) Represents fees for tax advisory services.
There were no other fees paid to Deloitte & Touche during the years presented.

Vote Required

The ratification of the appointment of Deloitte & Touche requires a FOR vote of the majority shares present in person or by proxy at the Annual Meeting and entitled to vote on that proposal.

Board Recommendation

Our Board unanimously recommends that our stockholders vote FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2022. Unless a contrary choice is specified, shares represented by proxies will be voted FOR ratification of the appointment.

REPORT OF THE AUDIT COMMITTEE

To the extent that this Proxy Statement is incorporated by reference into any other filing by ASGN under the Securities Act or the Exchange Act, this section entitled “Report of the Audit Committee” will not be deemed incorporated, unless specifically provided otherwise in such filing.

In 2021, the Audit Committee consisted of Messrs. Kittrell (Chair), Callaghan and Jones, until Mr. Jones retirement in June 2021, at which point Ms. Hawthorne assumed his vacancy in the Committee. Ms. Joliet became a member of the Committee in January 2022. The Audit Committee members are not professional accountants or auditors, and their role is not intended to duplicate or certify the activities of management and the independent registered public accounting firm, nor can the Audit Committee certify that the independent registered public accounting firm is “independent” under applicable rules. The Audit Committee serves a Board-level oversight role, in which it provides advice, counsel and direction to management and the independent registered public accounting firm on the basis of the information it receives, discussions with management and the independent registered public accounting firm, and the experience of the Audit Committee’s members in business, financial and accounting matters.

Pre-approval of Audit and Non-Audit Services

All audit-related services, tax services and other services performed by our independent registered public accounting firm were pre-approved by the Audit Committee, which concluded that the provision of these services by Deloitte & Touche LLP was compatible with the maintenance of Deloitte & Touche LLP’s independence in the conduct of its auditing functions. The Audit Committee Charter, most recently reviewed and approved in December 2021, provides for pre-approval of policies and procedures with respect to the approval of audit or non-audit services consistent with applicable laws, rules and regulations, and the requirements of the NYSE. Pursuant to such policies and procedures, the Audit Committee may delegate to a member the authority to pre-approve certain auditing services and non-audit services.

Filing of Audited Financial Statements with Annual Report for 2021

The Audit Committee reviewed and discussed ASGN’s audited consolidated financial statements for the year ended December 31, 2021 with management. The Audit Committee also discussed with Deloitte & Touche LLP, ASGN’s independent registered public accounting firm, the accountant’s responsibilities, any significant issues arising during the audit and other matters required to be discussed by Auditing Standards No. 16, as adopted by the Public Company Accounting Oversight Board. The Audit Committee received the written disclosures and letter from ASGN’s independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with ASGN’s accountants its independence. Based on its review of such documents and the discussions noted above, the Audit Committee recommended to the Board that ASGN’s consolidated financial statements for the year ended December 31, 2021 be included in its Annual Report on Form 10-K for that fiscal year for filing with the SEC.

    Respectfully submitted,

    Marty R. Kittrell (Chair)
    Brian J. Callaghan
    Maria R. Hawthorne
    Mariel A. Joliet

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Audit Committee is responsible for review, approval or ratification of specific transactions involving the Company in which a “related person” has a direct or indirect material interest. Under SEC rules, “related persons” include directors, officers, nominees for director, five percent stockholders and their immediate family members. Information about our directors and executive officers and persons related to them is collected and updated through annual Directors and Officers Questionnaires. Directors and executive officers provide the names of the entities with which they, and their immediate family members, are affiliated, including board memberships, executive officer positions and charitable organizations. As needed, the Company’s legal department prepares requests for pre-approval or ratification of transactions or relationships involving related persons or parties with which the Company expects to do business. The Audit Committee reviews these requests and, if appropriate, pre-approves or ratifies each transaction or relationship and/or an annual spending limit for the same. The Audit Committee reviewed and approved the below pursuant to the process outlined above.

Apex Systems hired Christopher Hanson as a Consulting Services Director in 2015. Mr. C. Hanson is the brother of our Chief Executive Officer, Theodore Hanson. Mr. C. Hanson receives a base salary and is eligible to receive an incentive bonus commensurate with his position and experience. He does not report to, nor is his compensation reviewed or directed by, Mr. T. Hanson.

OTHER MATTERS

As of the date of this Proxy Statement, the Board does not know of any matters to be presented at the Annual Meeting other than those specifically set forth above. If other matters should properly come before the Annual Meeting or any adjournment thereof, the persons named as proxies in the enclosed proxy card intend to vote the shares represented by them in accordance with their best judgment with respect to such matters.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

ASGN files annual, quarterly and current reports, proxy statements and other information with the SEC electronically. The SEC maintains an internet site at www.sec.gov that contains reports, proxy and information statements, and other information technology regarding issuers that file electronically with the SEC. You may also read and copy any of our reports that are filed with the SEC by visiting:

•Our website at www.asgn.com; or
•By contacting our Investor Relations Department at (818) 878-7900.

You may also obtain print copies of reports, proxy statements or other information concerning us, including any document incorporated by reference in this Proxy Statement, without charge, by written or telephonic request directed to us at ASGN Incorporated, Attention: Investor Relations, 26745 Malibu Hills Road, Calabasas, California 91301; tel: (818) 878-7900. If you would like to request printed documents, please do so by June 6, 2022 in order to receive them before the Annual Meeting.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this Proxy Statement documents that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Proxy Statement, and later information that we file with the SEC will update and supersede that information. We incorporate by reference the documents listed below and any documents filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Proxy Statement and prior to the date of the Annual Meeting:

Company Filings:	Period (if applicable):
Annual Report on Form 10-K	Year ended December 31, 2021

A copy of ASGN’s Annual Report to Stockholders for the year ended December 31, 2021 on Form 10-K has been mailed concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting, or was referenced in the Notice of Internet Availability of Proxy Materials.

PROPOSALS BY STOCKHOLDERS

Proposals that stockholders intend to present at the 2023 Annual Meeting of Stockholders pursuant to Rule 14a-8 of the Exchange Act must be received by the Company no later than December 28, 2022, for inclusion in the proxy material for that meeting. Pursuant to ASGN’s Bylaws, proposals submitted other than pursuant to Rule 14a-8 or director nominations, must be delivered to the Secretary not less than 30 days nor more than 60 days prior to the date of the meeting. Proposals for director nominations must be delivered to the Secretary not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the 2022 annual meeting. Stockholder notices should be delivered to the Secretary at ASGN Incorporated, 26745 Malibu Hills Road, Calabasas, California 91301.

In addition to satisfying the foregoing requirements, to comply with the universal proxy rules (once they become effective), stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 1a-19 under the Exchange Act no later than April 17, 2023. In connection with our annual meeting of stockholders in 2023, we intend to file a proxy statement and a WHITE proxy card with the SEC in connection with our solicitor of proxies for that meeting.

MISCELLANEOUS

The cost of soliciting proxies on behalf of the Board will be borne by ASGN. The solicitation will be primarily by mail. In addition to the use of mail, some of the officers, directors, and employees of ASGN and its subsidiaries may solicit proxies by telephone, electronic mail or personal interview without additional remuneration for such activity. ASGN intends to reimburse banks, brokerage houses, and other institutions, custodians, nominees and fiduciaries for reasonable expenses in forwarding proxy material to their principals.

By Order of the Board,

Secretary

/s/ Jennifer Hankes Painter
Jennifer Hankes Painter
April 22, 2022

ANNEX A

Reconciliation of Performance Target Adjusted EBITDA to Net Income
for the Year Ended December 31, 2021

Net income	$409,869,968
Less: Income from discontinued operations, net of income taxes	178,123,776
Income from continuing operations	231,746,192
Interest expense	37,541,874
Provision for income taxes	81,661,787
Depreciation	28,065,844
Amortization of intangible assets	55,682,397
EBITDA	434,698,094

Stock-based compensation	39,590,270
Acquisition, integration and strategic planning expenses	8,833,712
Adjusted EBITDA	483,122,076
Other adjustments for performance target[1]	(12,766,802)
Performance target Adjusted EBITDA	$470,355,274
1 Includes adjustments to remove the contribution from current year acquisitions, as well as adjustments for litigation expenses, the effect of changes in foreign exchange rates and other de minimis costs.

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ASGN® Incorporated VOTE

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A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1. Election of the following Class III Directors for the three-year period expiring at our 2025 Annual Meeting of Stockholders:

Nominee	For	Against	Abstain
01 - Brian J. Callaghan	☐	☐	☐
02 - Theodore S. Hanson	☐	☐	☐
03 - Maria R. Hawthorne	☐	☐	☐
04 - Edwin A. Sheridan, IV	☐	☐	☐

Proposal	For	Against	Abstain
2. Advisory vote to approve named executive officer compensation for the year ended December 31, 2021.	☐	☐	☐
3. Ratification of appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the year ending December 31, 2022.	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

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The 2022 Annual Meeting of Stockholders of ASGN Incorporated will be held on Thursday, June 16, 2022, virtually via the internet at www.meetnow.global/MYJ7H5F, at 9:00 a.m., Eastern Daylight Time.

To access the virtual meeting, you must have the 15 digit number that is printed in the shaded bar located on the reverse side of this form.

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Proxy — ASGN Incorporated

Notice of 2022 Annual Meeting of Stockholders

Proxy Solicited by Board of Directors for Annual Meeting — June 16, 2022

Jennifer Hankes Painter and James L. Brill, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of ASGN Incorporated to be held on June 16, 2022 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR Brian J. Callaghan, FOR Theodore S. Hanson, FOR Maria R. Hawthorne, FOR Edwin A. Sheridan, IV, FOR item 2 Advisory vote to approve named executive officer compensation for the year ended December 31, 2021, and FOR item 3 Ratification of appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the year ending December 31, 2022.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side)

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Change of Address — Please print new address below.	**Comments** — Please print your comments below.

ASGN® Incorporated VOTE

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Online

Go to **www.envisionreports.com/ASGN** or scan the QR code — login details are located in the shaded bar below.

Stockholder Meeting Notice

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Important Notice Regarding the Availability of Proxy Materials for the ASGN Incorporated Stockholder Meeting to be Held on Thursday, June 16, 2022

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual stockholders' meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The 2022 proxy statement and 2021 annual report to stockholders are also available at

www.envisionreports.com/ASGN

Easy Online Access — View your proxy materials and vote.

Step 1: Go to **www.envisionreports.com/ASGN.**
Step 2: Click on **Cast Your Vote or Request Materials.**
Step 3: Follow the instructions on the screen to log in.
Step 4: Make your selections as instructed on each screen for your delivery preferences.
Step 5: Vote your shares.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a copy of the proxy materials, you must request them. There is no charge to you for requesting a copy. Please make your request as instructed on the reverse side on or before June 6, 2022 to facilitate timely delivery.

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Stockholder Meeting Notice

ASGN Incorporated's Annual Meeting of Stockholders will be held on Thursday, June 16, 2022 at 9:00 a.m. EDT, virtually via the internet at www.meetnow.global/MYJ7H5F.
To access the virtual meeting, you must have the 15 digit number that is printed in the shaded bar located on the reverse side of this form.

Proposals to be voted on at the meeting are listed below along with the Board of Directors' recommendations.

The Board of Directors recommends a vote FOR all the nominees and FOR Proposals 2 and 3:

1. Election of the following Class III Directors for the three-year period expiring at our 2025 Annual Meeting of Stockholders:
   01 - Brian J. Callaghan
   02 - Theodore S. Hanson
   03 - Maria R. Hawthorne
   04 - Edwin A. Sheridan, IV
2. Advisory vote to approve named executive officer compensation for the year ended December 31, 2021.
3. Ratification of appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the year ending December 31, 2022.

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must go online or request a paper copy of the proxy materials to receive a proxy card.

Here's how to order a copy of the proxy materials and select delivery preferences:

Current and future delivery requests can be submitted using the options below.

If you request an email copy, you will receive an email with a link to the current meeting materials.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a copy of the proxy materials.

- **Internet** – Go to **www.envisionreports.com/ASGN**. Click Cast Your Vote or Request Materials.
- **Phone** – Call us free of charge at 1-866-641-4276.
- **Email** – Send an email to investorvote@computershare.com with "Proxy Materials ASGN Incorporated" in the subject line. Include your full name and address, plus the number located in the shaded bar on the reverse side, and state that you want a paper copy of the meeting materials.

  To facilitate timely delivery, all requests for a paper copy of proxy materials must be received by June 6, 2022.